                                                                   EXHIBIT 10(a)

================================================================================

              $3,850,000,000 AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 10, 2002

                                   ----------

                                      Among

                            CENTERPOINT ENERGY, INC.,

                                  as Borrower,


                            THE BANKS PARTIES HERETO,

                                 CITIBANK, N.A.,
                              as Syndication Agent,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                   ----------

                         J.P. MORGAN SECURITIES INC. AND
                           SALOMON SMITH BARNEY, INC.,

                     as Sole Lead Arrangers and Bookrunners


================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
   SECTION 1.1. Certain Defined Terms.............................................................................1
   SECTION 1.2. Other Definitional Provisions....................................................................26

ARTICLE II AMOUNTS AND TERMS OF THE COMMITTED LOANS AND LETTERS OF CREDIT........................................27
   SECTION 2.1. Term Commitments.................................................................................27
   SECTION 2.2. Procedure for Term Loan Borrowing................................................................27
   SECTION 2.3. Repayment of Term Loans..........................................................................27
   SECTION 2.4. The Revolving Commitments........................................................................28
   SECTION 2.5. Procedure for Revolving Loan Borrowing...........................................................28
   SECTION 2.6. Minimum Tranches.................................................................................29
   SECTION 2.7. Letters of Credit................................................................................30

ARTICLE III AMOUNTS AND TERMS OF THE CAF LOANS...................................................................34
   SECTION 3.1. The CAF Loans....................................................................................34
   SECTION 3.2. Competitive Bid Procedure........................................................................34

ARTICLE IV PROVISIONS RELATING TO ALL LOANS......................................................................37
   SECTION 4.1. Evidence of Loans................................................................................37
   SECTION 4.2. Fees.............................................................................................38
   SECTION 4.3. Interest.........................................................................................38
   SECTION 4.4. Reserve Requirements.............................................................................40
   SECTION 4.5. Interest Rate Determination and Protection.......................................................40
   SECTION 4.6. Voluntary Interest Conversion or Continuation of Committed Loans.................................41
   SECTION 4.7. Funding Losses Relating to LIBOR Rate Loans and Fixed Rate Loans.................................42
   SECTION 4.8. Change in Legality...............................................................................43

ARTICLE V INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS.......................................................43
   SECTION 5.1. Increased Costs; Capital Adequacy................................................................43
   SECTION 5.2. Pro Rata Treatment and Payments and Computations.................................................45
   SECTION 5.3. Taxes............................................................................................46
   SECTION 5.4. Sharing of Payments, Etc.........................................................................48
   SECTION 5.5. Optional Termination or Reduction of the Commitments.............................................48
   SECTION 5.6. Voluntary Prepayments............................................................................49
   SECTION 5.7. Mandatory Repayments and Prepayments and Commitment Reductions...................................49
   SECTION 5.8. Mitigation of Losses and Costs...................................................................50
   SECTION 5.9. Determination and Notice of Additional Costs and Other Amounts...................................51

ARTICLE VI CONDITIONS OF LENDING.................................................................................51
   SECTION 6.1. Conditions Precedent to Loans and Letters of Credit..............................................51
   SECTION 6.2. Conditions Precedent to Each Borrowing...........................................................53

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................................54
   SECTION 7.1. Representations and Warranties of the Borrower...................................................54


                                                                                                               PAGE
ARTICLE VIII AFFIRMATIVE AND NEGATIVE COVENANTS..................................................................58
   SECTION 8.1. Affirmative Covenants............................................................................58
   SECTION 8.2. Negative Covenants...............................................................................61
   SECTION 8.3. Changes in Lines of Business.....................................................................65

ARTICLE IX EVENTS OF DEFAULT.....................................................................................65
   SECTION 9.1. Events of Default................................................................................65
   SECTION 9.2. Cancellation/Acceleration........................................................................68

ARTICLE X THE ADMINISTRATIVE AGENT...............................................................................69
   SECTION 10.1. Appointment.....................................................................................69
   SECTION 10.2. Delegation of Duties............................................................................69
   SECTION 10.3. Exculpatory Provisions..........................................................................69
   SECTION 10.4. Reliance by Administrative Agent................................................................70
   SECTION 10.5. Notice of Default...............................................................................70
   SECTION 10.6. Non-Reliance on Administrative Agent and Other Banks............................................70
   SECTION 10.7. Indemnification.................................................................................71
   SECTION 10.8. Administrative Agent in Its Individual Capacity.................................................71
   SECTION 10.9. Successor Administrative Agent..................................................................71

ARTICLE XI MISCELLANEOUS.........................................................................................72
   SECTION 11.1. Amendments and Waivers..........................................................................72
   SECTION 11.2. Notices.........................................................................................73
   SECTION 11.3. No Waiver; Cumulative Remedies..................................................................74
   SECTION 11.4. Survival of Representations and Warranties......................................................74
   SECTION 11.5. Payment of Expenses and Taxes; Indemnity........................................................74
   SECTION 11.6. Effectiveness, Successors and Assigns, Participations; Assignments..............................75
   SECTION 11.7. Setoff..........................................................................................80
   SECTION 11.8. Counterparts....................................................................................81
   SECTION 11.9. Severability....................................................................................81
   SECTION 11.10. Integration....................................................................................81
   SECTION 11.11. GOVERNING LAW..................................................................................81
   SECTION 11.12. Submission to Jurisdiction; Waivers............................................................81
   SECTION 11.13. Acknowledgments................................................................................82
   SECTION 11.14. Limitation on Agreements.......................................................................82


                                                                                                               PAGE
Exhibits and Schedules

Exhibit 2.2                -        Notice of Borrowing
Exhibit 3.2-A              -        Competitive Bid Request
Exhibit 3.2-B              -        Competitive Bid
Exhibit 3.2-C              -        Competitive Bid Confirmation
Exhibit 4.6                -        Notice of Interest Conversion/Continuation
Exhibit 11.6(c)            -        Committed Loan Assignment and Acceptance
Exhibit 11.6(i)(a)         -        Term Note
Exhibit 11.6(i)(b)         -        Revolving Note
Exhibit 11.6(i)(c)         -        CAF Note
Schedule 1.1               -        Schedule of Commitments and Addresses
Schedule 1.1(A)            -        Securitization Programs
Schedule 1.1(C)            -        Significant Subsidiaries
Schedule 2                 -        Financial Covenant Calculation
Schedule 6.1               -        Ownership of Capital Stock of Subsidiaries

                                CREDIT AGREEMENT

                  This Amended and Restated Credit Agreement, dated as of October 10, 2002 (this "Agreement"), among CenterPoint Energy, Inc., a Texas corporation (the "Borrower"), the banks and other financial institutions from time to time parties hereto (individually, a "Bank" and, collectively, the "Banks"), Citibank, N.A., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, as administrative agent (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent").

                  WHEREAS, pursuant to the $2,500,000,000 Senior A Revolving Credit and Competitive Advance Facilities Agreement, dated as of August 31, 2002 (as amended, modified or supplemented as of the Closing Date, the "Existing Senior A Credit Agreement"), among the Borrower, the Administrative Agent, and the other financial institutions parties thereto (the "Senior A Banks"), the Senior A Banks made certain loans and other extensions of credit to the Borrower on the terms and conditions set forth in the Existing Senior A Credit Agreement;

                  WHEREAS, pursuant to the $1,800,000,000 Senior B Credit Agreement, dated as of August 31, 2002 (as amended, modified or supplemented as of the Closing Date, the "Existing Senior B Credit Agreement"; together with the Existing Senior A Credit Agreement, the "Existing Credit Agreements"), among the Borrower, the Administrative Agent, and the other financial institutions parties thereto (the "Senior B Banks"), the Senior B Banks made certain loans and other extensions of credit to the Borrower on the terms and conditions set forth in the Existing Senior B Credit Agreement;

                  WHEREAS the Borrower, the Senior A Banks, the Senior B Banks and the Administrative Agent have agreed to restructure the obligations of the Borrower under the Existing Credit Agreements by means of, among other things, the execution and delivery of this Agreement;

                  NOW, THEREFORE, in consideration of the premises of the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Borrower, each Senior A Bank, each Senior B Bank and the Administrative Agent hereby agree that on the Closing Date, the Existing Credit Agreements shall be amended and restated in their entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR" or "Alternate Base Rate" means, for any day, an alternate base rate calculated as a fluctuating rate per annum (rounded upwards to the nearest 1/64 of 1% if not already an integral multiple of 1/64 of 1%) as shall be in effect from time to time, equal to the greater of: (a) the Prime Rate in effect on such day; and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. As used in this definition, the term

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loan" means a Loan that bears interest at the ABR as provided in Section 4.3(a).

                  "Additional Fee" has the meaning specified in Section 4.2(c).

                  "Adjusted Interest Expense" means, for any period, the difference between (a) total interest expense (including that attributable to Capital Lease obligations and capitalized interest) determined in accordance with GAAP of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) less (b) the sum of the following for such period (i) total interest income determined in accordance with GAAP and (ii) (but only to the extent included in the amount calculated pursuant to clause (a) above): (x) interest expense on Hybrid Preferred Securities, (y) interest expense in respect of the securitization programs of the Borrower and its Subsidiaries set forth on Schedule 1.1(A) and (z) amortization of settlement payments previously made on forward-starting Swap Agreements and of any upfront fees and other costs associated with financings for the Borrower and its Subsidiaries.

                  "Administrative Agent" has the meaning specified in the introduction to this Agreement.

                  "Affiliate" means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

                  "Aggregate Outstanding Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans and CAF Loans made by such Bank then outstanding and (b) such Bank's Revolving Percentage of the L/C Obligations then outstanding.

                  "AOL Stock" means shares of common stock of AOL Time Warner
         Inc.

                  "Applicable Margin" means the rate per annum set forth below opposite the Designated Rating from time to time in effect during the period for which payment is due, with respect to any Committed Loan:

                          LIBOR RATE MARGIN FOR   ABR MARGIN FOR         LIBOR RATE MARGIN      ABR MARGIN FOR
    DESIGNATED RATING     REVOLVING LOANS         REVOLVING LOANS        FOR TERM LOANS         TERM LOANS
    -----------------     ---------------------   ---------------        -----------------      --------------

  A-/A3 or higher         3.000%                  2.000%                 3.500%                 2.500%

  BBB+/Baa1 or BBB/Baa2   3.500%                  2.500%                 4.000%                 3.000%
       or BBB-/Baa3

   BB+/Ba1 or lower (or   4.000%                  3.000%                 4.500%                 3.500%
         unrated)


         In each row in the table set forth above, the first indicated rating corresponds to that assigned by S&P and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

                  "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

                  "Asset Sale" means any Disposition of Property or series of related Dispositions of Property that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

                  "Bank" and "Banks" have the meanings specified in the introduction to this Agreement.

                  "Bank Affiliate" means, (a) with respect to any Bank (i) an Affiliate of such Bank that is a bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and
         (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

                  "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, lease obligations under Capital Leases, Mandatory Payment Preferred Stock and synthetic leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations incurred in the ordinary course of business that do not represent money borrowed or raised, in each case to the extent that such reimbursement obligations are payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) any obligations of such Person under Swap Agreements, (e) customer advance payments and deposits arising in the ordinary course of business or (f) operating leases.

                  "Borrower" has the meaning specified in the introduction to this Agreement.

                  "Borrowing" means either a Committed Borrowing or a CAF Borrowing.

                  "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Banks to make Loans hereunder.

                  "Bridge Credit Agreement" means the $850,000,000 Credit Agreement, dated as of October 10, 2002, among CenterPoint Electric, as borrower, JPMorgan Chase Bank, as administrative agent, and the other financial institutions parties thereto, as amended, modified or supplemented from time to time.

                  "Bridge Facility" means the credit facilities provided under the Bridge Credit Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                  "CAF Borrowing" means a borrowing consisting of CAF Loans under Section 3.1 made on the same day by the Bank or Banks whose Competitive Bid or Bids have been accepted pursuant to Section 3.2(d).

                  "CAF Facility" has the meaning specified in Section 3.1.

                  "CAF LIBOR Rate Loan" means any CAF Loan that bears interest at the LIBOR Rate.

                  "CAF Loan" means a Loan made to the Borrower pursuant to
         Section 3.1 by a Bank in response to a Competitive Bid Request.

                  "CAF Loan Assignee" has the meaning specified in Section 11.6(d).

                  "CAF Loan Assignment and Acceptance" means an assignment and acceptance executed in connection with the assignment of any CAF Loan to a CAF Loan Assignee in the manner set forth in Section 11.6(d). Each CAF Loan Assignment and Acceptance to be registered in the Register shall set forth (a) the full name of such CAF Loan Assignee;

         (b) such CAF Loan Assignee's address for notices and its lending office address (in each case to include telephone, telex and facsimile transmission numbers); and (c) payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of Sections 11.6(d), (g) and (h) to the same extent as any Bank.

                  "CAF Margin" means, as to any Competitive Bid relating to a CAF LIBOR Rate Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate acceptable to such Bank with respect to such CAF LIBOR Rate Loan.

                  "CAF Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 3.2(b), (i) in the case of a CAF LIBOR Rate Loan, the CAF Margin added to or subtracted from, as the case may be, the LIBOR Rate, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by such Bank.

                  "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests in partnerships and member interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing or securities convertible into any of the foregoing.

                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Bank or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
         (d) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation.

                  "CenterPoint Electric" means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company formerly known as Reliant Energy, Incorporated.

                  "Change in Control" means, with respect to the Borrower, the acquisition by any Person or "group" (within the meaning of Rule 13d-5 of the Exchange Act) of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act) of Capital Stock of the Borrower, the result of which is that such Person or group beneficially owns 30% or more of the aggregate voting power of all then issued and outstanding Capital Stock of the Borrower. For purposes of the foregoing, the phrase "voting power" means, with respect to an issuer, the power under ordinary circumstances to vote for the election of members of the board of directors of such issuer.

                  "Closing Date" means the date, on or before October 31, 2002, all the conditions set forth in Section 6.1 are satisfied (or waived) in accordance with the terms hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Commitment" means, as to any Bank, the sum of the Term Commitment and the Revolving Commitment of such Bank; and "Commitments" shall be the collective reference to the Commitments of all of the Banks.

                  "Committed Borrowing" means a borrowing consisting of Term Loans under Section 2.1 or Revolving Loans under Section 2.4, as the case may be, of the same Type, and having, in the case of Committed LIBOR Rate Loans, the same Interest Period, made on the same day by the Banks. The term "Committed Borrowing" as used herein shall not include any conversion or continuation of a Loan under Section 4.7.

                  "Committed LIBOR Rate Loan" means any Committed Loan that bears interest at the LIBOR Rate.

                  "Committed Loan" means any Term Loan or any Revolving Loan, as the case may be.

                  "Committed Loan Assignment and Acceptance" has the meaning specified in Section 11.6(c).

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Competitive Bid" has the meaning specified in Section 3.2(b).

                  "Competitive Bid Confirmation" has the meaning specified in
         Section 3.2(d).

                  "Competitive Bid Request" has the meaning specified in Section 3.2(a).

                  "Confidential Information Memorandum" means the Confidential Information Memorandum, dated September 2002 and furnished to certain Banks.

                  "Consolidated EBITDA" means, for any twelve-month period ending on the date of determination, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) and amortization of settlement payments previously made on forward-starting Swap Agreements, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges and (g) Pre-Tax ECOM, and minus, to the extent included as income in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income, (d) Pre-Tax Securitization Principal and Interest, (e) Pre-Tax Excess Mitigation Credit and Pre-Tax ECOM, all as determined on a consolidated basis.

                  "Consolidated Indebtedness" means, as of any date of determination, the sum of (i) the total Indebtedness as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of the Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by the Borrower or any other Consolidated Subsidiary of the Borrower, plus
         (ii) any Mandatory Payment Preferred Stock, less (iii) the amount of Indebtedness described in clause (i) attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iv) the aggregate amount of liabilities in respect of any Indexed Debt Securities as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, less (v) the present value of the projected recovery, pursuant to applicable legislation and agreement, of the (a) net amount of stranded costs, (b) the market value of generating assets and (c) certain power market price and fuel cost recovery true-ups, determined in a manner substantially consistent with the calculations set forth on Schedule 2.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

                  "Consolidated Subsidiary" means, with respect to a specified Person at any date, any Subsidiary or any other Person, the accounts of which under GAAP would be consolidated with those of such specified Person in its consolidated financial statements as of such date.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed).

                  "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

                  "Default Rate" means with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 4.3, plus 2%; provided that in the case of overdue principal with respect to any Committed LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Committed LIBOR Rate Loan, Facility Fees or other amounts payable hereunder, the sum of the ABR in effect at such time plus 2%.

                  "Designated Rating" means (a) at any time that the Long-Term Debt Rating is assigned by both S&P and Moody's and such ratings are equivalent, such rating shall be the Designated Rating, (b) if clause
         (a) does not apply, the lower of such ratings issued by S&P or Moody's. Any change in the calculation of the Facility Fees or the Applicable Margin with respect to Borrower that is caused by a change in the Designated Rating will become effective on the date of the change in the Designated Rating. If the rating system of any Rating Agency shall change, or if either S&P or Moody's shall cease to be in the business of rating corporate debt obligations, Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the Designated Rating shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Disposition" means with respect to any Property (excluding cash and Cash Equivalents), any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

                  "Early Funding ABR Loan" has the meaning specified in Section 2.5(a).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Asset Sales" means the following Dispositions of Property or series of related Dispositions of Property: (i) the sale of AOL Stock owned by the Borrower's Subsidiaries the proceeds of which are used in connection with the discharge or settlement of the Borrower's obligations under the ZENS (including sales of such stock, to offset such ZENS redeemed since July 1, 2002); (ii) Permitted Asset Swaps; (iii) the sale of accounts receivable by Resources in connection with its securitization facilities; (iv) the sale or Disposition in the ordinary course of business of inventory, accounts receivable (in respect of the collection thereof) and obsolete assets; (v) leases entered into in the ordinary course of business; (vi) non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property in the ordinary course of business; (vii) intercompany Dispositions among the Borrower and its Subsidiaries in the ordinary course of business; (viii) sale leaseback transactions entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and (ix) Dispositions to or by Securitization Subsidiaries consistent with the definition thereof.

                  "Excluded Transactions" means the incurrence or issuance by the Borrower and its Subsidiaries of the following:

                           (a) Indebtedness in respect of any refinancing,
                  refundings, renewals or extensions (on or prior to the maturity thereof) of (without any increase in the principal amount thereof plus any expenses (including any redemption premium or penalty) or any shortening of the final maturity thereof) Indebtedness outstanding on the Closing Date (excluding Indebtedness in respect of the Reliant

                  Energy FinanceCo II LP 7.40% Senior Notes due November 15, 2002, the Matagorda County Navigation District One Revenue Refunding Bonds (Reliant Energy, Incorporated Project), Series 1999C and the Brazos River Authority Revenue Refunding Bonds (Reliant Energy, Incorporated Project), Series 1999B);

                           (b) Intercompany Indebtedness;

                           (c) Indebtedness permitted hereunder to the extent
                  constituting (i) the issuance by the Borrower or any of its Subsidiaries of commercial paper, (ii) any backup credit or liquidity facilities in respect of any such commercial paper issuance, (iii) other short-term instruments in lieu of the issuance of commercial paper, (iv) letters of credit issued for the account of the Borrower or any of its Subsidiaries in respect of any of the foregoing and (v) drawings on letters of credit, bonds or similar obligations permitted under this Agreement if the proceeds are applied to the underlying obligation secured or supported thereby;

                           (d) Indebtedness of the Borrower pursuant to the Loan
                  Documents;

                           (e) Indebtedness in respect of performance, surety
                  and similar bonds and completion guarantees provided by the Borrower or any of its Subsidiaries in the ordinary course of business;

                           (f) Indebtedness in respect of Capital Leases entered
                  into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                           (g) Indebtedness in respect of Swap Agreements
                  entered into in the ordinary course of business and not entered into for speculative purposes;

                           (h) Capital Stock to employees, directors or
                  consultants of the Borrower or any of its Subsidiaries under, or upon the exercise of any warrants, options, conversion rights or other rights in respect of, any employee stock option plan, other employee benefit or compensation plans, dividend reinvestment plans, including the Borrower's Investors Choice Plan, or arrangements of the Borrower or any of its Subsidiaries existing on the Closing Date;

                           (i) Capital Stock issued by any Subsidiary of the
                  Borrower solely to the Borrower or any of its Subsidiaries;
                  and

                           (j) Capital Stock of the Borrower to the extent
                  issued as consideration to effect acquisitions permitted under
                  Section 8.2(g) and expenses incurred in connection therewith.

                  "Existing CenterPoint Electric Credit Agreement" means the $400,000,000 Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement, dated as of July 13, 2001, among CenterPoint Electric, as borrower, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as administrative agent, and the other financial institutions parties thereto, as amended, modified or supplemented from time to time.

                  "Existing CenterPoint Electric Credit Facility" means the credit facilities provided under the Existing CenterPoint Electric Credit Agreement.

                  "Existing Credit Agreements" has the meaning specified in the recitals hereto.

                  "Existing Credit Facilities" means the credit facilities provided under the Existing Credit Agreements.

                  "Existing Senior A Credit Agreement" has the meaning specified in the recitals hereto.

                  "Existing Senior B Credit Agreement" has the meaning specified in the recitals hereto.

                  "Facility" means each of the Term Facility, the Revolving Facility or the CAF Facility.

                  "Facility Fee" has the meaning specified in Section 4.2(a).

                  "Federal Funds Effective Rate" means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Borrower.

                  "FinanceCo Permitted Facilities" means the $300,000,000 of Reliant Energy FinanceCo II LP 7.40% Senior Notes due November 15, 2002 pursuant to the Fiscal Agency Agreement dated as of November 12, 1999, among Reliant Energy FinanceCo II LP, Reliant Energy, Incorporated and Chase Bank of Texas, National Association.

                  "Fixed Rate Loan" means any CAF Loan made by a Bank pursuant to Section 3.2 based upon a fixed percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

                  "Funding Office" means the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Banks.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Genco Transaction" means up to 20% of the common stock of Texas Genco, Inc. is (i) issued and sold in an initial public offering of such stock or (ii) distributed by the Borrower to its shareholders, or as a result of some combination thereof or pursuant to some other issuance up to 20% of the common stock of Texas Genco, Inc. is listed for trading on a national stock exchange or automated quotation system.

                   "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means, as to any Person (the "guaranteeing Person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligation") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

                  "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. "Applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

                  "Hybrid Preferred Securities" means preferred stock issued by any Hybrid Preferred Securities Subsidiary.

                  "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior

         Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

                  "Indebtedness" of any Person means the sum of (a) all items (other than Capital Stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined, (b) all obligations of the Borrower or any Subsidiary, contingent or otherwise, as account party or applicant (or equivalent status) in respect of any standby letters of credit or equivalent instruments, and (c) without duplication, the amount of Guarantees by such Person of items described in clauses (a) and (b); provided, however, that Indebtedness of a Person shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (ii) any Guarantee by the Borrower or its Subsidiaries of payments with respect to any Hybrid Preferred Securities or (iii) any Securitization Securities.

                  "Indexed Debt Securities" means (i) the ZENS and (ii) any other security issued by the Borrower or any Consolidated Subsidiary of the Borrower that (a) in accordance with GAAP, is shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may under certain circumstances be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security owned by the Borrower or any of its Consolidated Subsidiaries which is issued by an issuer other than the Borrower or any such Consolidated Subsidiary or
         (2) an underlying commodity or security owned by the Borrower or any of its Consolidated Subsidiaries.

                  "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly for such purposes).

                  "Interest Period" means, for each Committed LIBOR Rate Loan comprising part of the same Committed Borrowing, the period commencing on the date of such Committed LIBOR Rate Loan or the date of the conversion of any Committed Loan into such Committed LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to Section 2.2, 2.5 or 4.6, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to Section 4.6. The duration of each such Interest Period shall be one, two, three, six or, with the consent of all the Banks, nine or twelve months or periods shorter than one month, as Borrower may select by notice pursuant to
         Section 2.2, 2.5(a) or 4.6 hereof, provided, however, that:

                           (i) any Interest Period in respect of a Loan that
                  would otherwise extend beyond the Termination Date shall end on the Termination Date;

                           (ii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, and

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investment" has the meaning specified in Section 8.2(g).

                  "Issuing Bank" means JPMorgan Chase Bank, in its capacity as issuer of any Letter of Credit, and any other Bank, in such capacity, selected by the Borrower with the consent of the Administrative Agent and such Bank to be an Issuing Bank.

                  "Junior Subordinated Debt" means subordinated debt of the Borrower or any Subsidiary of the Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

                  "L/C Commitment" means the amount of $200,000,000.

                  "L/C Fee Payment Date" means the last day of each March, June, September and December and the Termination Date.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed or pursuant to Section 2.7.

                  "L/C Participants" means the collective reference to all the Banks other than the Issuing Bank in their respective capacities as participants in L/C Obligations.

                  "Lead Arrangers" means J.P. Morgan Securities Inc. and Salomon Smith Barney, Inc., in their capacities as sole lead arrangers and bookrunners.

                  "Letters of Credit" has the meaning assigned to such term in
         Section 2.7(a).

                  "LIBOR Rate" means (a) with respect to any Committed LIBOR Rate Loan, for each day during each Interest Period pertaining thereto, the rate per annum equal to the average (rounded upward to the nearest 1/64th of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days therein and in an amount comparable to the principal amount of its Committed LIBOR Rate Loan to be outstanding during such Interest Period and (b) with respect to any CAF LIBOR Rate Loan of a specified maturity requested pursuant to a Competitive Bid Request, the rate per annum equal to the average (rounded upward to the nearest 1/64 of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the date of borrowing of such CAF LIBOR Rate Loan the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on such Borrowing Date, in an amount comparable to the principal amount of such CAF LIBOR Rate Loan and with a maturity comparable to the maturity applicable to such CAF LIBOR Rate Loan.

                  "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 4.3(b).

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

                  "Loans" means the loans made by the Banks to the Borrower pursuant to this Agreement.

                  "Loan Documents" means this Agreement, any Notes and any document or instrument executed in connection with the foregoing.

                  "Long-Term Debt Rating" means the rating assigned by a Rating Agency to the long-term senior unsecured debt securities of the Borrower (it being understood that a change in outlook status (e.g., watch status, negative outlook status) is not a change in rating as contemplated hereby).

                  "Majority Banks" means, at any time, Banks having in excess of 50% of (a) until the Closing Date, the Commitments then in effect and
         (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments shall have terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Mandatory Payment Preferred Stock" means any preference or preferred stock of the Borrower or of any Consolidated Subsidiary (in each case other than (x) any preference or preferred stock issued to the Borrower or its Subsidiaries, (y) Hybrid Preferred Securities and
         (z) Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

                  "Margin Stock" has the meaning assigned to such term in Regulation U or X, as the case may be.

                  "Material Adverse Effect" means any material adverse effect on
         (a) the business, financial condition or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) the legality, validity or enforceability of the Loan Documents.

                  "Moody's" means Moody's Investors Service, Inc. and any successor rating agency.

                  "Mortgage" means the Mortgage and Deed of Trust, dated as of November 1, 1944, by CenterPoint Electric to South Texas Commercial National Bank of Houston, as Trustee (JPMorgan Chase Bank, successor Trustee), as amended and supplemented from time to time.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means (a) as consideration for any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of brokerage fees, attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness or other obligation pursuant to Contractual Obligations of the Borrower or any of its Subsidiaries existing on the Closing Date and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), all distributions and payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale and deduction of amounts established by the Borrower or any of its Subsidiaries as a reserve for liabilities retained by the Borrower or any of its Subsidiaries after such Asset Sale, which liabilities are associated with the asset or assets being sold or otherwise retained in connection with such transaction, including, without limitations, in respect of the sale price of such asset or assets, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations or other retained liabilities or obligations associated with such Asset Sale and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts, escrow fees, reserves, related swap costs and commissions and other customary fees and expenses actually incurred in connection therewith and other similar payment obligations resulting therefrom (other than the obligations under this Agreement) that are required to be repaid concurrently or otherwise as a result of such issuance or incurrence.

                  "Note" means the collective reference to any promissory note evidencing Loans.

                  "Notice of Borrowing" has the meaning specified in Section 2.5(a).

                  "Notice of Interest Conversion/Continuation" has the meaning specified in Section 4.6(a).

                  "Other Taxes" has the meaning specified in Section 5.3(b).

                  "Participant" has the meaning specified in Section 11.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permitted Asset Swaps" means substantially contemporaneous purchases or exchanges of Property (other than cash or cash equivalents) owned by a Person that is not the Borrower or an Affiliate of the Borrower for Property of substantially equivalent value owned by the Borrower or any of its Subsidiaries.

                  "Permitted Liens" means with respect to any Person:

                           (a) Liens for current taxes, assessments or other
                  governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings, provided, however, that, adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, and provided, further, that, subject to Section 8.1(d), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (b) landlord Liens for rent not yet due and payable
                  and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business, provided, however, that, subject to Section 8.1(d), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (c) Liens (other than any Lien imposed pursuant to
                  Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers' compensation, unemployment insurance and other types of social security or
                  (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction, sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                           (d) Liens arising out of or in connection with any
                  litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that, subject to Sections 8.1(d) and 9.1(i) (so long as such lien is discharged or released within 90 days of attachment thereof), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (e) precautionary filings under the applicable
                  Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person;

                           (f) other minor Liens or encumbrances none of which
                  secures Borrowed Money or interferes materially with the use of the Property affected in the ordinary conduct of Borrower's or its Subsidiaries' business and which individually or in the aggregate do not have a Material Adverse Effect;

                           (g) easements, rights-of-way, restrictions and other
                  similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

                           (h) (i) Liens created by Capital Leases provided that
                  the Liens created by any such Capital Lease attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto, (ii) purchase money Liens securing Indebtedness (including such Liens securing Indebtedness incurred within 12 months of the date on which such Property was acquired) provided that all such Liens attach only to the Property purchased with the proceeds of the Indebtedness secured thereby and only secure the Indebtedness incurred to finance such purchase, (iii) Liens on receivables, customer charges, notes, ownership interests, contracts or contract rights created in connection with a sale, securitization or monetization of such receivables, customer charges, notes, ownership interests, contracts or contract rights, and Liens on rights of the Borrower or any Subsidiary related to such receivables, customer charges, notes, ownership interests, contracts or contract rights which are transferred to the purchaser of such receivables, customer charges, notes, ownership interests, contracts or contract rights in connection with such sale, securitization or monetization, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization and (iv) Liens created by leases that do not constitute Capital Leases at the time such leases are entered into provided that the Liens created thereby attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto;

                           (i) Liens on cash and short-term investments (i)
                  deposited by the Borrower or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Borrower or any of its Subsidiaries, in the case of clause (i) or (ii) to secure its obligations with respect to contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or interest rate or currency rate management contracts; and

                           (j) Liens on (i) Property owned by a Project
                  Financing Subsidiary or (ii) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing Indebtedness incurred in connection with a Project Financing.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

                  "Plan" means, at a particular time with respect to the Borrower, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pre-Tax ECOM" means the amount recorded as income/expense on the consolidated income statement of the Borrower and its Consolidated Subsidiaries to reflect the difference between the market price of power established through the electric generation capacity auctions mandated by the Texas Electric Choice Act and the power cost projections that were employed for the same time period in the computer model used by the Public Utility Commission of Texas in the proceeding under PURA section 39.201 to estimate the stranded costs associated with electric generation assets.

                  "Pre-Tax Excess Mitigation Credit" means the amount of the credit, if any, provided to retail electric customers under order of the Public Utility Commission of Texas to reflect the refund of an amount equal to estimated cumulative excess earnings applicable to the years 1998 through 2002 which were used to accelerate depreciation on electric generation assets in order to reduce or mitigate exposure to stranded costs associated with electric generation assets.

                  "Pre-Tax Securitization Principal and Interest" means the non-bypassable transition charges collected from customers taking electric delivery service from a direct or indirect Subsidiary of the Borrower for payment of debt service on Securitization Securities.

                  "Pro Rata Percentage" means, as to any Bank at any time, a fraction (expressed as a percentage) the numerator of which is the sum of (a) the aggregate amount of outstanding Term Loans made by such Bank and (b) the amount of such Bank's Revolving Commitment or, if the Revolving Commitments shall have terminated, the Revolving Extensions of Credit of such Bank then outstanding, and the denominator of which is the sum of (x) the aggregate amount of outstanding Term Loans made by all of the Banks and (y) the Total Revolving Commitments then in effect or, if the Revolving Commitments shall have terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Project Financing" means any Indebtedness or lease obligations that do not constitute Capital Leases at the time such leases are entered into, in each case that are incurred to finance a project or group of projects (including any construction financing) to the extent that such Indebtedness (or other obligations) expressly are not recourse to the Borrower or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary and equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company).

                  "Project Financing Subsidiary" means any Subsidiary of the Borrower (or any other Person in which Borrower directly or indirectly owns a 50% or less interest) whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                  "Purchasing Banks" has the meaning specified in Section
         11.6(c).

                  "Rating Agencies" means (a) S&P and (b) Moody's.

                  "Recovery Event" means any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding for any asset or related assets of the Borrower or its Subsidiaries that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) for any such settlement or payment or series of related settlements or payments in excess of $30,000,000.

                  "Reference Banks" means JPMorgan Chase Bank, Bank of America, N.A. and Citibank, N.A., together with any successors thereto.

                  "Register" has the meaning specified in Section 11.6(e) hereof

                  "Regulation U" and "Regulation X" means Regulation U and X, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation U or X, as the case may be, and having substantially the same function.

                  "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.7(e) for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount" means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 5.7(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" means any Asset Sale or Recovery Event in respect of which the Borrower or any of its Subsidiaries has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to repair or replace the affected Property or to acquire Property useful in its or one of its Subsidiaries' business.

                  "Reinvestment Prepayment Amount" means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's or its Subsidiary's business, as the case may be.

                  "Reinvestment Prepayment Date" means with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date on which the Borrower or one of its Subsidiaries shall have determined not to, or shall have otherwise ceased to, acquire, replace or repair assets useful in the Borrower's or one of its Subsidiaries' business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA and PBGC Reg. Section 4043, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34, or .35 of PBGC Reg.
         Section 4043.

                  "Requirement of Law" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of any Governmental Authority.

                  "Resources" means CenterPoint Energy Resources Corp., a Delaware corporation formerly known as "Reliant Energy Resources Corp." and "NorAm Energy Corp.", and a Subsidiary of the Borrower.

                  "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any common Capital Stock in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Borrower or any option, warrant or other right to acquire any such Capital Stock in the Borrower.

                  "Revolving Bank" means each Bank that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Borrowing" means a borrowing consisting of Revolving Loans under Section 2.4.

                  "Revolving Commitment" means, as to any Revolving Bank, the obligation of such Bank, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Bank's name on Schedule 1.1 or in the Committed Loan Assignment and Acceptance pursuant to which such Bank became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $1,500,000,000.

                  "Revolving Extensions of Credit" means, as to any Revolving Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Bank then outstanding and (b) such Bank's Revolving Percentage of the L/C Obligations then outstanding.

                  "Revolving Facility" means the Revolving Commitments and the extensions of credit made thereunder.

                  "Revolving Loan Maturity Date" means initially October 9, 2003; provided that if the Borrower and its Subsidiaries have not received Net Cash Proceeds in an aggregate amount of at least $400,000,000 from Third Party Financings and/or asset sales on or before November 15, 2002, the Revolving Loan Maturity Date shall automatically be November 15, 2002.

                  "Revolving Loans" has the meaning specified in Section 2.4.

                  "Revolving Percentage" means, as to any Revolving Bank at any time, a fraction (expressed as a percentage) the numerator of which is the amount of such Bank's Revolving Commitment or, if the Revolving Commitments shall have terminated, the Revolving Extensions of Credit of such Bank then outstanding, and the denominator of which is the Total Revolving Commitments then in effect or, if the Revolving

         Commitments shall have terminated, the Total Revolving Extensions of Credit then outstanding.

                  "S&P" means Standard & Poor's Ratings Group and any successor rating agency.

                  "SEC" means the Securities and Exchange Commission and any successor thereto.

                  "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Securities Act" means the Securities Exchange Act of 1934, as amended.

                  "Securitization Securities" means transition bonds issued pursuant to the Texas Electric Choice Plan if (and only if) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that, payment of such transition charges by any retail electric provider ("REP") in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed "recourse" hereunder, including any REP that is a division of an Affiliate of the Borrower or any Affiliate of the Borrower.

                  "Securitization Subsidiary" means a special purpose subsidiary created to issue Securitization Securities.

                  "Senior A Banks" has the meaning specified in the recitals hereto.

                  "Senior B Banks" has the meaning specified in the recitals hereto.

                  "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Sections 9.1(f), (g), (h), (i) and (j), a Subsidiary of the Borrower (other than a Project Financing Subsidiary) whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower on a consolidated basis, as determined in accordance with GAAP for the Borrower's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 8.1(a)(iv)(C); provided that no Securitization Subsidiary shall be deemed to be a Significant Subsidiary or subject to the restrictions, covenants or Events of Default under this Agreement.

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent" means, as used in Section 7.1(r), with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The term "Solvency" shall be construed accordingly for such purpose.

                  "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person; provided, however, that no Securitization Subsidiary shall be deemed to be a Subsidiary for purposes of this Agreement.

                  "Supermajority Banks" means, at any time, Banks having in excess of 66 2/3% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments shall have terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "Taxes" has the meaning specified in Section 5.3(a).

                  "Term Banks" means each Bank that has a Term Commitment or that holds a Term Loan.

                  "Term Commitment" means as to any Term Bank, the obligation of such Bank, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Bank's name on Schedule 1.1. The original aggregate amount of the Term Commitment of all Term Banks is $2,350,000,000.

                  "Term Facility" means the Term Commitments and the Term Loans made thereunder.

                  "Term Loans" has the meaning specified in Section 2.1.

                  "Term Percentage" means as to any Term Bank at any time, a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of such Bank's Term Loans then outstanding, and the denominator of which is the aggregate principal amount of the Term Loans of all Term Banks then outstanding.

                  "Termination Date" means the Revolving Loan Maturity Date, or any earlier date on which (a) the Commitments have been terminated in accordance with this Agreement or (b) all unpaid principal amounts of the Loans hereunder have been declared due and payable in accordance with this Agreement.

                  "Third Party Financing" means any issuance of Capital Stock or incurrence of Indebtedness by the Borrower or any of its Subsidiaries to any Person (other than (x) Excluded Transactions, (y) any such Indebtedness to an Affiliate of the Borrower or any such Subsidiary and
         (z) Indebtedness hereunder or under the Bridge Facility, but including the remarketing of pollution control bonds without any pledge of cash collateral in connection therewith) with, in the case of any such Indebtedness, a stated maturity beyond October 10, 2003.

                  "Total Aggregate Outstanding Extensions of Credit" means, at any time, the aggregate amount of Aggregate Outstanding Extensions of Credit of all Revolving Banks outstanding at such time.

                  "Total Facilities" means, at any time, the sum of (a) Total Revolving Commitments in effect at such time, (b) the aggregate amount of Term Loans outstanding at such time and (c) the aggregate amount of Term Loans under and as defined in the Bridge Facility outstanding at such time.

                  "Total Revolving Commitments" means, at any time, the aggregate amount of the Revolving Commitments of all Revolving Banks then in effect.

                  "Total Revolving Extensions of Credit" means, at any time, the aggregate amount of the Revolving Extensions of Credit of all Revolving Banks outstanding at such time.

                  "Tranche" means the collective reference to Committed LIBOR Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee" has the meaning specified in Section 11.6(g).

                  "Transfer Effective Date" has the meaning specified in Section 11.6(c).

                  "Triggering Event" has the meaning specified in Section
         5.9(b).

                  "Type" refers to the determination of whether a Loan is an ABR Loan or a Committed LIBOR Rate Loan (or a Committed Borrowing comprised of such Loans).

                  "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "United States" means the United States of America.

                  "Wholly-Owned" means, with respect to any Subsidiary of any Person, all the outstanding Capital Stock (other than directors' qualifying shares required by law) or other ownership interest of such Subsidiary which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

                  "ZENS" means the 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 issued pursuant to the ZENS Indenture by CenterPoint in an initial aggregate face amount of $999,999,943.25 and the obligations at maturity of which may be determined by reference to shares of AOL Stock.

                  "ZENS Indenture" means the Indenture entered into by CenterPoint in connection with the issuance of the ZENS, together with all instruments and other agreements entered into by CenterPoint in connection therewith.

         SECTION 1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower or any of its Subsidiaries not defined in Section
1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

         AMOUNTS AND TERMS OF THE COMMITTED LOANS AND LETTERS OF CREDIT

         SECTION 2.1. Term Commitments. Subject to the terms and conditions hereof, each Term Bank severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Bank. The Term Loans may from time to time be LIBOR Rate Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.6.

         SECTION 2.2. Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice shall on the Closing Date be deemed to have been submitted by the Borrower for ABR Loans in the full amount of the Term Commitments of all the Banks, and the Borrower shall have been deemed to have made the representations and warranties contained in the Notice of Borrowing) requesting that the Term Banks make the Term Loans on the Closing Date and specifying the amount to be borrowed. With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of borrowing and each confirmation of an oral notice of borrowing shall be in substantially the form of Exhibit 2.2 hereto ("Notice of Borrowing") which shall be signed by the Borrower and shall specify therein the requested (i) date of such Borrowing,
(ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) with respect to any Committed LIBOR Rate Loan, the Interest Period for each such Loan. Upon receipt of a Notice of Borrowing the Administrative Agent shall promptly notify each Term Bank thereof. Not later than 1:00 P.M., (New York City time), on the Closing Date each Term Bank shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Bank. The Administrative Agent shall credit the account of the Borrower on the books of the Funding Office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Banks in immediately available funds.

         SECTION 2.3. Repayment of Term Loans. The Term Loan of each Term Bank shall mature in three installments, each of which shall be in an amount equal to such Bank's Term Percentage multiplied by the amount set forth below opposite such installment:

                              Installment                                  Principal Amount
                              -----------                                  ----------------
                           February 28, 2003                                 $600,000,000

                             June 30, 2003                                   $600,000,000

                            October 9, 2003                                 $1,150,000,000


; provided that if the Borrower and its Subsidiaries have not received Net Cash Proceeds in an aggregate amount of at least $400,000,000 from Third Party Financings and/or asset sales on or before November 15, 2002, all outstanding Term Loans shall be due and payable on November 15, 2002.

         SECTION 2.4. The Revolving Commitments. (a) Each Revolving Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans (the "Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount outstanding, which, when added to such Bank's Revolving Percentage of the then outstanding L/C Obligations, does not exceed at any time such Bank's Revolving Commitment; provided that no Revolving Loan shall be made as a LIBOR Rate Loan with an Interest Period ending after the Termination Date; and provided, further, that in no event shall the Total Aggregate Outstanding Extensions of Credit at any time exceed the Total Revolving Commitments at such time.

         (b) Each Revolving Borrowing by the Borrower shall be in an aggregate principal amount not less than $10,000,000 (in the case of Committed LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Revolving Percentages. Within the limits of the applicable Revolving Commitments, the Borrower may borrow, prepay pursuant to Section 5.6 and reborrow under this
Section 2.4. The principal amount outstanding on the Revolving Loans shall be due and payable on the Termination Date, together with accrued and unpaid interest thereon.

         SECTION 2.5. Procedure for Revolving Loan Borrowing. (a) The Borrower may borrow under the Revolving Commitments during the period from and including the Closing Date to and excluding the Termination Date on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable oral or written notice:

                  (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed LIBOR Rate Loan;

                  (ii) not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Revolving Borrowing in the case of an Early Funding ABR Loan; and

                  (iii) not later than 11:00 A.M. (New York City time) on the same Business Day of the proposed Revolving Borrowing in the case of any other ABR Loan.

With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing pursuant to a Notice of Borrowing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Revolving Bank thereof. Each Revolving Bank shall, before 1:00 P.M. (New York City time) on the date of such Revolving Borrowing, make available to the Administrative Agent at the Funding Office, in immediately available funds, such Bank's applicable Revolving Percentage of such Revolving Borrowing; provided, however, that, in the event of a requested ABR Loan with respect to which the

Borrower has delivered its Notice of Borrowing on the Business Day immediately preceding the requested Borrowing Date (an "Early Funding ABR Loan"), each Revolving Bank shall make its applicable Revolving Percentage of such Revolving Borrowing before 10:00 A.M. (New York City time) on the requested Borrowing Date. The Administrative Agent shall, no later than 2:00 P.M. (New York City time) on such date (or no later than 11:00 A.M. (New York City time), in the case of an Early Funding ABR Loan), make available to the Borrower the proceeds of the Revolving Loans received by the Administrative Agent hereunder by crediting such account of the Borrower which the Administrative Agent and the Borrower shall from time to time designate. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

         (b) Unless the Administrative Agent shall have received notice from a Revolving Bank at least two hours prior to the applicable time described in clause (a) above by which such Bank is required to deliver its funds to the Administrative Agent with respect to any Revolving Borrowing that such Bank will not make available to the Administrative Agent such Bank's applicable Revolving Percentage of such Revolving Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with Section 2.5(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such date of Revolving Borrowing, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Revolving Percentage of such Revolving Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Revolving Borrowing to the date on which such Bank's applicable Revolving Percentage of such Revolving Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section 2.5(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Revolving Borrowing for purposes of this Agreement. If such Bank's applicable Revolving Percentage of such Revolving Borrowing is not in fact made available to the Administrative Agent by such Bank within one (1) Business Day of such date of Revolving Borrowing, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the ABR (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Committed LIBOR Rate Loans), on demand, from the Borrower.

         (c) The failure of any Revolving Bank to make the Loan to be made by it as part of any Revolving Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Loan on the date of such Revolving Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Loan to be made by such other Bank on the date of any Revolving Borrowing.

         SECTION 2.6. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Committed

LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

         SECTION 2.7. Letters of Credit. (a) L/C Commitment.

                  (i) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in
         Section 2.7(d), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower in support of obligations (including, without limitation, performance, bid and similar bonding obligations and credit enhancement) of the Borrower and its Affiliates on any Business Day on or after the Closing Date and prior to the Termination Date in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the Total Aggregate Outstanding Extensions of Credit then outstanding would exceed the Total Revolving Commitments then in effect.

                  (ii) Each Letter of Credit shall be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower or any of its Affiliates, contingent or otherwise, and expire no later than the Revolving Loan Maturity Date.

                  (iii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (iv) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed on such Issuing Bank by, any applicable Requirement of Law.

         (b) Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit in a form satisfactory to the Borrower to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof and notify the Banks of the amount thereof.

         (c) Fees, Commissions and Other Charges.

                  (i) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission fee with respect to each Letter of Credit, computed for the period from the last L/C Fee Payment Date (or, if later, the date of issuance thereof) to the date upon which such payment is due hereunder at the rate per annum equal to the Applicable Margin for LIBOR Rate Loans that are Revolving Loans then in effect, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, computed for the period from the last L/C Fee Payment Date to the date upon which such payment is due hereunder at the rate per annum equal to 1/8 of 1%, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. Such commissions and fronting fees shall be payable in arrears on each L/C Fee Payment Date and shall be nonrefundable.

                  (ii) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and reasonable expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (iii) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         (d) L/C Participations.

                  (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.7(e). Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (ii) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.7(d)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is not paid to the Issuing Bank within one Business Day after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.7) is not in fact made available to the Issuing Bank by such L/C Participant within three
         (3) Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the ABR. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with
         Section 2.7, the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

         (e) Reimbursement Obligation of the Borrower. (i) The Borrower shall reimburse Issuing Bank for any payment that Issuing Bank makes under a Letter of Credit on or before the date of such payment if the Borrower receives notice of such payment on or before 10:00 a.m. (New York City time) on the date such payment is made by the Issuing Bank; provided, however, that, if the Borrower does not receive timely notice or reimburse the Issuing Bank under this Section 2.4(e)(i), then Section 2.4(e)(ii) shall apply. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

                           (ii) Notwithstanding Section 6.2, each drawing under
                  any Letter of Credit shall be deemed to constitute a Committed Borrowing of ABR Loans in the amount of such drawing unless Borrower has reimbursed the Issuing Bank under Section 2.7(e)(i). The Borrowing Date with respect to each such borrowing shall be deemed to be the date of such drawing.

         (f) Obligations Absolute.

                  (i) The Borrower's payment obligations under Section 2.7(e) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit other than a defense based upon the gross negligence or willful misconduct of the Issuing Bank or violation of the standards of care specified in the Uniform Commercial Code of the State of New York.

                  (ii) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.7(e) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (iii) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct or in violation of the standards of care specified in the Uniform Commercial Code of the State of New York.

                  (iv) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

         (g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower by telephone (confirmed by facsimile) of the date and amount thereof and whether the Issuing Bank has made or will make a payment thereunder. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         (h) Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2.7, the provisions of this Section 2.7 shall control.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.2(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                                   ARTICLE III

                       AMOUNTS AND TERMS OF THE CAF LOANS

         SECTION 3.1. The CAF Loans(a) . (a) From time to time on any Business Day during the period from the Closing Date until the Termination Date, the Borrower may request CAF Loans from the Banks in amounts such that the Total Aggregate Outstanding Extensions of Credit at any time shall not exceed the Total Revolving Commitments at such time (the "CAF Facility"). Under the terms and conditions set forth below, Borrower may borrow, repay pursuant to Section 3.2(h) and reborrow under this Section 3.1.

         (b) Under the terms and conditions set forth below, the Borrower may borrow, repay pursuant to Section 3.2(h) and reborrow under this Section 3.1.

         SECTION 3.2. Competitive Bid Procedure. (a) In order to request a CAF Loan, the Borrower shall deliver to the Administrative Agent a written notice in the form of Exhibit 3.2-A, attached hereto (a "Competitive Bid Request"), to be received by the Administrative Agent (i) in the case of each CAF LIBOR Rate Loan, not later than 3:00 P.M. (New York City time), four (4) Business Days before the Borrowing Date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time), one (1) Business Day before the Borrowing Date specified for such Fixed Rate Loan. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Loans (which shall be a Business Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Loans then being requested are to be CAF LIBOR Rate Loans or Fixed Rate Loans, (iv) the maturity date for each CAF Loan requested to be made and (v) the interest payment dates for each CAF Loan requested to be made. The Administrative Agent shall promptly notify each Bank by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than 15 days nor more than 180 days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Revolving Loan Maturity Date).

         (b) Each Bank may, in its sole discretion, irrevocably offer to make one or more CAF Loans to the Borrower responsive to each Competitive Bid Request from the Borrower. Any such irrevocable offer by a Bank must be received by the Administrative Agent, in the form of Exhibit 3.2-B hereto (a "Competitive Bid"), (i) in the case of each CAF LIBOR Rate Loan, not later than 10:30 A.M. (New York City time), three
(3) Business Days before the Borrowing Date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 9:30 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Loan. Competitive Bids that do not conform substantially to the format of Exhibit 3.2-B may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (i) specify the maximum principal amount of CAF Loans for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by the Borrower) and the aggregate maximum principal amount of CAF Loans for all maturity dates (which amount, with respect to any Bank, may exceed such Bank's Commitment) that the Bank is willing to make to the Borrower, and
(ii) specify the CAF Rate at which the Bank is prepared to make each such CAF Loan. A Competitive Bid submitted by a Bank pursuant to this Section 3.2(b) shall be irrevocable absent manifest error.

         (c) The Administrative Agent shall (i) in the case of each CAF LIBOR Rate Loan, not later than 11:00 A.M. (New York City time) three (3) Business Days before the Borrowing Date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 10:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Loan, notify the Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or Rates and the maximum principal amount of each CAF Loan in respect of which Competitive Bid was made, and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 3.2.

         (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 3.2(d), accept or reject any Competitive Bid referred to in Section 3.2(c); provided, however, that the aggregate amount of the Competitive Bids for CAF Loans so accepted by the Borrower may not exceed the lesser of (i) the principal amount of the applicable CAF Borrowing requested by the Borrower in respect thereof and (ii) the amount of the Revolving Commitments less the Total Aggregate Outstanding Extensions of Credit then outstanding, after giving effect to the application of the proceeds of such respective CAF Borrowing on the Borrowing Date therefor. The Borrower shall notify the Administrative Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 3.2(c) by delivering to the Administrative Agent a written notice in the form of
Exhibit 3.2-2 hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF LIBOR Rate Loan, not later than 1:00 P.M. (New York City time), three (3) Business Days before the Borrowing Date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Loan, which Competitive Bid Confirmation shall specify the principal amount of CAF Loans for each relevant maturity date to be made by each such bidding Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Bank, and for all maturity dates included in such Competitive Bid in respect thereof shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by the Borrower to so deliver a Competitive Bid Confirmation by the specified time shall be deemed to be a rejection of all the bids referred to in Section 3.2(c) for the related Competitive Bid Request; (B) the Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if the Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if the Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Loans in respect of which bids at such CAF Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by the relevant Banks pursuant to such bids; and (D) no bid shall be accepted for a CAF Loan by any Bank unless such CAF Loan is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of CAF Loans to be allocated among the Banks is not sufficient to enable CAF Loans to be allocated to each Bank in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then the Borrower shall, subject to clause (D) above, select the Banks to be allocated such CAF Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Banks to be allocated such CAF Loans shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by such Banks. The Competitive Bid Confirmation given by the Borrower pursuant to this Section 3.2(d) shall be irrevocable.

         (e) Upon receipt from the Administrative Agent of the LIBOR Rate applicable to any CAF LIBOR Rate Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to Section 3.2, the Administrative Agent shall notify such Bank of the applicable LIBOR Rate.

         (f) If the Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower by (i) in the case of a CAF LIBOR Rate Loan, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Loan, not later than 9:15 A.M. (New York City time), in each case, on the Business Day on which the other Banks are required to submit their bids to the Administrative Agent pursuant to Section 3.2(b) above.

         (g) If the Borrower accepts pursuant to Section 3.2(d) one or more of the offers made by any Bank or Banks, the Administrative Agent shall promptly notify each Bank that has made such an offer of the aggregate amount of such CAF Loans to be made on the Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such Bank. Each Bank that is to make a CAF Loan shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Competitive Bid Request applicable thereto, make available to the Administrative Agent at its office set forth in
Section 11.2 the amount of CAF Loans to be made by such Bank, in immediately available funds. The

Administrative Agent shall, no later than 1:00 P.M. (New York City time) on such Borrowing Date, make such funds available to the Borrower at the Borrower's account as shall be designated by it to the Administrative Agent from time to time. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such Borrowing Date and the respective maturity dates thereof.

         (h) The Borrower shall repay to the Administrative Agent for the account of each Bank that has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by the Borrower for repayment of such CAF Loan in the related Competitive Bid Request) the then unpaid principal amount of such CAF Loan. Except as set forth in Sections 5.5(c) and 5.7(c), the Borrower shall not, without the consent of the relevant Bank, have the right to prepay any principal amount of any CAF Loan.

         (i) All notices required by this Section 3.2 shall be made in accordance with Section 11.2 hereof; provided, however, that each request or notice required to be made under Section 3.2(a) or 3.2(d) by the Borrower may be made by the giving of telephone notice to the Administrative Agent that is promptly confirmed by delivery of a notice in writing (in substantially the form of Exhibit 3.2-A or Exhibit 3.2-C, as the case may be) to the Administrative Agent.

                                   ARTICLE IV

                        PROVISIONS RELATING TO ALL LOANS

         SECTION 4.1. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

         (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.6(e) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made by each Bank through the Administrative Agent hereunder, the type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

         (c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 4.1(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans actually made to the Borrower by such Bank in accordance with the terms of this Agreement.

         SECTION 4.2. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a facility fee (the "Facility Fee") on the aggregate amount of such Bank's Revolving Commitment (whether used or unused), from the Closing Date until such date that the Loans and other obligations under this Agreement have been paid in full, payable quarterly in arrears on the last day of each March, June, September and December until such date that the Loans and other obligations under this Agreement have been paid in full and on such date of payment in full, commencing on the first such date to occur after the Closing Date, at a rate per annum of 0.500%.

         (b) The Borrower agrees to pay to the Administrative Agent on November 15, 2002 (if the Termination Date has not occurred on such date) for the account of each Bank a fee in the amount of 1.00% of the amount of the sum of (x) such Bank's Revolving Commitment (whether used or unused) and (y) the aggregate amount of such Bank's Term Loans outstanding on such date.

         (c) The Borrower agrees to pay to the Administrative Agent for the account of the Banks a fee in the aggregate amount of $61,436,170.21 (the "Additional Fee") to be allocated to each Bank based upon the sum of such Bank's Revolving Commitment, and the aggregate amount of such Bank's Term Loans, outstanding on the applicable date of payment, payable as follows: (i) $40,957,446.81 on February 28, 2003 and $20,478,723.40 on June 30, 2003;
provided, however, that (x) on the Termination Date, any unpaid portion of the Additional Fee shall be payable on the Termination Date and (y) if the Total Revolving Commitments are terminated in full, whether pursuant to Section 5.5 or otherwise, and the Facilities are repaid in full, whether pursuant to Section
5.6 or 5.7 or otherwise, any unpaid portion of the Additional Fee shall be due and payable on the date of such termination, repayment or cancellation.

         (d) The fees payable under Sections 4.2(a) and (b) shall be calculated by the Administrative Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

         (e) The Borrower shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

         SECTION 4.3. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

         (a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the ABR plus the Applicable Margin and
(ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2002, and on the Termination Date.

         (b) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to:

                  (i) in the case of each Committed LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin and (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six, nine or twelve months, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Termination Date; and

                  (ii) in the case of each CAF LIBOR Rate Loan, the lesser of
         (A) the sum of the LIBOR Rate applicable to such Loan plus or minus, as the case may be, the CAF Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 3.2(b) and (B) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

         (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 3.2 and (ii) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

         (d) Calculations. Interest that is determined by reference to the Alternate Base Rate shall be calculated by the Administrative Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable and otherwise shall be calculated by the Administrative Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

         (e) Default Rate. Notwithstanding the foregoing, if all or a portion of
(i) the principal amount of any Loan, (ii) any interest payable thereon, or
(iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (f) Determination Conclusive. Each determination of an interest rate by the Administrative Agent pursuant to any provisions of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the quotations used by the Administrative Agent in determining the LIBOR Rate.

         (g) Designation of Reference Banks. If any Reference Bank shall for any reason no longer have Commitments or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result, there shall only be one Reference Bank remaining, the Administrative Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

         (h) Reference Bank Quotations. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of Section 4.5(b), be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

         SECTION 4.4. Reserve Requirements. (a) The Borrower agrees to pay to each Bank that requests compensation under this Section 4.4 in accordance with the provisions set forth in Section 5.8(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to the Borrower pursuant to the provisions set forth in Section 5.8(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of the Borrower as such Bank shall determine in accordance with Section 5.8(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period or during the period a CAF LIBOR Rate Loan made by such Bank was outstanding, as the case may be, as a result of the applicability of the foregoing reserves to such Committed LIBOR Rate Loans or CAF LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or each day during the period such CAF LIBOR Rate Loan was outstanding, as the case may be:

                  (i) the principal amount of the relevant Committed LIBOR Rate Loans or CAF LIBOR Rate Loans made by such Bank outstanding on such day;

                  (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such Committed LIBOR Rate Loan or CAF LIBOR Rate Loan, as the case may be (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (B) such numerator; and

                  (iii) a fraction, the numerator of which is one and the denominator of which is 360.

         (b) The agreements in this Section 4.4 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.4 for any period prior to the date that is 90 days before the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

         SECTION 4.5. Interest Rate Determination and Protection. (a) The rate of interest for each Committed LIBOR Rate Loan shall be determined by the Administrative Agent two (2) Business Days before the first day of each Interest Period applicable to such Loan. The

Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Sections 4.3(a) and (b) hereof.

         (b) If, with respect to any Committed LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or (ii) the Administrative Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected Committed LIBOR Rate Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof (with written notice to follow promptly) to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Committed LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Committed Loans that were to have been converted on the first day of such Interest Period to Committed LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding Committed LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Committed LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Committed Loans to Committed LIBOR Rate Loans.

         SECTION 4.6. Voluntary Interest Conversion or Continuation of Committed Loans. (a) The Borrower may on any Business Day, upon the Borrower's irrevocable oral or written notice of interest conversion/continuation given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a Committed LIBOR Rate Loan, (i) convert Committed Loans of one Type into Committed Loans of another Type; (ii) convert Committed LIBOR Rate Loans for a specified Interest Period into Committed LIBOR Rate Loans for a different Interest Period; or (iii) continue Committed LIBOR Rate Loans for a specified Interest Period as Committed LIBOR Rate Loans for the same Interest Period-; provided, however, that (A) any conversion of any Committed LIBOR Rate Loans into Committed LIBOR Rate Loans for a different Interest Period, or into ABR Loans, or any continuation of Committed LIBOR Rate Loans for the same Interest Period shall be made on, and only on, the last day of an Interest Period for such Committed LIBOR Rate Loans; (B) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan by the Borrower so long as an Event of Default has occurred and is continuing, (C) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan after the date that is one month prior to the Termination Date, and (D) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan if after giving effect thereto, Section 2.6 would be contravened. With respect to any oral notice of interest conversion/continuation given by the Borrower under this
Section 4.6(a), the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by the Borrower under this Section 4.6(a) and each confirmation of an oral notice of interest conversion/continuation given by the Borrower under this Section 4.6(a) shall be in substantially the form of Exhibit 4.6 hereto ("Notice of Interest Conversion/Continuation"). Each such Notice of Interest

Conversion/Continuation shall specify therein the requested (x) date of such interest conversion or continuation; (y) the Committed Loans to be converted or continued; and (z) if such interest conversion or continuation is into Committed LIBOR Rate Loans, the duration of the Interest Period for each such Committed LIBOR Rate Loan. Upon receipt of any such Notice of Interest Conversion/Continuation, the Administrative Agent shall promptly notify each Bank thereof. Each Notice of Interest Conversion/ Continuation shall be irrevocable and binding on the Borrower.

         (b) If the Borrower shall fail to deliver to the Administrative Agent a Notice of Interest Conversion/Continuation in accordance with Section 4.6(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any Committed LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 4.6(a), the Administrative Agent will forthwith so notify the Borrower and the Banks (provided that the failure to give such notice shall not affect the conversion referred to below) and such Committed Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Committed LIBOR Rate Loans with a one month Interest Period.

         SECTION 4.7. Funding Losses Relating to LIBOR Rate Loans and Fixed Rate Loans. (a) The Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of Committed LIBOR Rate Loans into ABR Loans, on a day that is not the last day of an Interest Period with respect thereto (excluding any prepayment made pursuant to Section 4.8) or the making of a prepayment of any Fixed Rate Loan on a day that is not the scheduled maturity date with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 4.7(a) shall be made pursuant to the method described in Section 5.8(a), but in no event shall such amounts payable with respect to any LIBOR Rate Loan exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to (A) with respect to any Committed LIBOR Rate Loan, the relevant Interest Period and (B) with respect to any CAF LIBOR Rate Loan, the maturity set forth in the Competitive Bid applicable thereto, provided, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.7(a).

         (a) The agreements in this Section 4.7 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this

Section 4.7 for amounts accruing prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

         SECTION 4.8. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that it has determined in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation by any Governmental Authority (in each case occurring after the date of this Agreement) makes it unlawful, or any central bank or other Governmental Authority asserts after the date of this Agreement that it is unlawful, for any Bank or its applicable lending office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Committed Loans into, or to continue LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the circumstances causing such suspension no longer exist; (ii) the Borrower shall, at its option, either prepay in full all LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon and any amounts payable under Section 4.7(a), and (iii) the Borrower shall, with respect to each CAF LIBOR Rate Loan of such Bank, take such action as such Bank shall reasonably request. Each Bank agrees that it will use reasonable efforts to designate a different lending office for the LIBOR Rate Loans due to it affected by this Section 4.8, if such designation will avoid the illegality described in this Section 4.8 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

         (b) For purposes of this Section 4.8, a notice to the Borrower (with a copy to the Administrative Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

                                    ARTICLE V

                        INCREASED COSTS, TAXES, PAYMENTS
                                 AND PREPAYMENTS

         SECTION 5.1. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation or application thereof by any Governmental Authority or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, any other Loan Document, or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for (A) Taxes covered by Section 5.3, (B) net income taxes and franchise taxes imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Bank other than a connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Loans and (C) changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 4.4 or any other Section hereof); or

                  (iii) shall impose on such Bank any other condition;

                  and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 5.8(b), any additional amounts, computed by such Bank in accordance with Section 5.8(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable that is attributable to Loans or Commitments (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.1(a) from the Borrower, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 5.8(b).

         (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application by any Governmental Authority of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement or under any Letter of Credit, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrower shall pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 5.8(b), additional amounts, computed by such Bank in accordance with Section 5.8(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank's obligations hereunder.

         (c) The agreements contained in this Section 5.1 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 5.1 for any period prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

         SECTION 5.2. Pro Rata Treatment and Payments and Computations. (a) Each Borrowing by the Borrower from the Banks hereunder, each payment by the Borrower on account of any facility fee, any reduction of the Revolving Commitments of the Banks and any prepayment on account of principal and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the relevant Banks.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective Term Percentages of the relevant Banks. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

         (c) The Borrower shall make each payment (including each prepayment) hereunder, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Funding Office in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, Letter of Credit fees or Facility Fees (to the extent received by the Administrative Agent) ratably to the Banks according to the amounts of their respective Loans, L/C Obligations and Commitments in respect of which such payment is made, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Administrative Agent) to such Bank, in each case to be applied in accordance with the terms of this Agreement.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times
(ii) the amount of such Bank's Revolving Percentage or Term Percentage, as the case may be, of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank's Revolving Percentage or Term

Percentage of such payment shall have become immediately available to the Administrative Agent and the denominator of which is 360.

         SECTION 5.3. Taxes. (a) Any and all payments by the Borrower hereunder or under the Loan Documents shall be made, in accordance with Section 5.2, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank other than a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.3) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such sums payable to any Bank or CAF Loan Assignee with respect to any Taxes (i) that are attributable to such Bank's or CAF Loan Assignee's failure to comply with the requirements of Section 5.3(d) or (ii) that are United States withholding taxes imposed on sums payable to such Bank or CAF Loan Assignee at the time such Bank becomes a party to this Agreement or such CAF Loan Assignee has a CAF Loan assigned to it pursuant to a CAF Loan Assignment and Acceptance, as the case may be, except to the extent that any such Bank's or CAF Loan Assignee's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 5.3. Whenever any Taxes or Other Taxes (as defined in Section 5.3(b)) are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Bank or Administrative Agent, as the case may be, either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes or Other Taxes have been paid, together with evidence of such payment.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of or otherwise with respect to, this Agreement, any other Loan Document, or the Loans and for which such Bank or the Administrative Agent (as the case may be) has not been otherwise reimbursed by the Borrower under this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.3) paid by such Bank or the

Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any failure by the Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

         (d) Each Bank and each CAF Loan Assignee registered in the Register that is not a U.S. Person as defined in Section 7701(a)(30) of the Code agrees that it will deliver to the Borrower and the Administrative Agent on the Closing Date, or on the date which it becomes a party to this Agreement, two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI W-8EXP or W-8IMY (or other appropriate corresponding form) or any successor applicable form, as the case may be. Each such Bank and each such CAF Loan Assignee also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank or such CAF Loan Assignee from duly completing and delivering any such form with respect to it and such Bank or such CAF Loan Assignee so advises the Borrower and the Administrative Agent. Each such Bank and each such CAF Loan Assignee shall certify in the case of a Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Bank or CAF Loan Assignee fails to deliver any forms required under this Section 5.3(d), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

         (e) If any Taxes or Other Taxes are not correctly or legally asserted and the Administrative Agent or any Bank determines, in its sole discretion, that it has received a refund of those Taxes or Other Taxes as to which it has been indemnified by the Borrower, the Administrative Agent or such Bank shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified the Administrative Agent or such Bank for such Taxes or Other Taxes pursuant to this Section 5.3, net of any out-of-pocket costs of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (e) The agreements in this Section 5.3 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that (i) in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 5.3 for any period before the date that is 180 days before the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower (other than any amounts as to which the ultimate amount of the reimbursement due could not then be determined) and (ii) nothing contained in this Section 5.3 shall require the Borrower to pay any amount to any Bank or the Administrative Agent in addition to that for which it has already reimbursed any Bank or the Administrative Agent under any other provision of this Agreement.

         SECTION 5.4. Sharing of Payments, Etc. If any Bank (a "benefitted Bank") shall at any time receive any payment (other than pursuant to Section 4.4, 4.7, 5.1 or 5.3) of all or part of its Committed Loans, Reimbursement Obligations owing to it or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.1(g) or 9.1(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Committed Loans, Reimbursement Obligations owing to it, respectively, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Committed Loans or Reimbursement Obligations owing to it, respectively, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         SECTION 5.5. Optional Termination or Reduction of the Commitments. (a) Unless previously terminated, the Commitments of the Banks to make Revolving Credit Loans shall terminate on the Revolving Loan Maturity Date.

         (b) The Borrower shall have the right, without penalty or premium, upon at least three (3) Business Days' irrevocable written notice to the Administrative Agent (which shall give prompt notice to each Bank), to terminate in whole the Revolving Commitments or permanently, from time to time, to reduce ratably in part the unused portion of the Revolving Commitments, provided that
(i) each partial reduction shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section 5.6 by the Borrower on the effective date thereof, the Total Aggregate Outstanding Extensions of Credit then outstanding would exceed the Total Revolving Commitments then in effect.

                  Each reduction of Revolving Commitments pursuant to this
Section 5.5 shall be applied pro rata to the Revolving Commitments of each Bank. If at any time, including after giving effect to any reduction of Revolving Commitments pursuant to this Section 5.5, the Total

Aggregate Outstanding Extensions of Credit exceed the Total Revolving Commitments, the Borrower shall be obligated, first, to prepay the Revolving Loans in the amount of such excess, second, to prepay the CAF Loans (whether or not consented to by the relevant Bank) to the extent that the aggregate amount of CAF Loans exceeds such Total Revolving Commitments after prepayment of all Revolving Loans and, third, to cash collateralize Letters of Credit to the extent that the aggregate amount of the L/C Obligations exceeds such Total Revolving Commitments after prepayment of all Revolving Loans and CAF Loans.

         SECTION 5.6. Voluntary Prepayments. Subject to payment of amounts due under Section 4.7, the Borrower may, upon written notice delivered to the Administrative Agent not later than 11:00 A.M. (New York City time) one (1) Business Day (or in the case of LIBOR Rate Loans, three (3) Business Days) prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Committed Loans to be prepaid, prepay the outstanding principal amounts of such Committed Loans comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that all such prepayments shall be made without premium or penalty thereon; and provided further that losses incurred by any Bank under Section 4.7 shall be payable with respect to each such prepayment in the manner set forth in Section
4.7. Any such notice provided pursuant to this Section 5.6 shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments pursuant to this Section 5.6 with respect to any Tranche of Committed LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the aggregate principal amount of such Tranche of Committed LIBOR Rate Loans then outstanding, as the case may be; provided that no partial prepayment of any Tranche of Committed LIBOR Rate Loans may be made if, after giving effect thereto, Section 2.6 would be contravened. Partial prepayments with respect to the ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

         SECTION 5.7. Mandatory Repayments and Prepayments and Commitment Reductions. (a) If any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries after the Closing Date (other than Excluded Transactions), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within one (1) Business Day after such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 5.7(c); provided that, notwithstanding the foregoing, any such net proceeds from such issuances by CenterPoint Electric or its Subsidiaries may be applied, at the option of CenterPoint Electric, and shall be applied to the extent required under the Bridge Credit Agreement, to repay the loans outstanding under the Bridge Facility pursuant to the terms of the Bridge Credit Agreement; provided further that, notwithstanding the foregoing, the Borrower shall not be required to apply the following to the prepayment of the Term Loans and the reduction of the Revolving Commitments: (i) Net Cash Proceeds from such issuances or incurrences by the Borrower and its Subsidiaries (including any such proceeds applied to refinance pollution control bonds through the remarketing of such bonds) from Third Party Financings in an aggregate amount, when added to Net Cash Proceeds excluded from mandatory prepayment pursuant to the second proviso in Section 5.7(b), not to exceed

$400,000,000 so long as such Net Cash Proceeds are applied, or will be applied, to repay maturing Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and (ii) Net Cash Proceeds from such issuances or incurrences by the Borrower and its Subsidiaries after the Closing Date in an aggregate amount not to exceed $100,000,000.

         (b) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than (x) an Excluded Asset Sale and (y) any Asset Sale yielding Net Cash Proceeds of $30,000,000 or less, provided that the aggregate amount of Net Cash Proceeds from all Asset Sales excluded by this clause (y) shall not exceed $100,000,000) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, within one (1) Business Day after such Asset Sale or Recovery Event, the Borrower shall, or shall cause the applicable Subsidiary to, apply such Net Cash Proceeds toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 5.7(c); provided that, notwithstanding the foregoing,
(i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing pursuant to a Reinvestment Notice shall not exceed $120,000,000, (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 5.7(c) and (iii) such Net Cash Proceeds received by CenterPoint Electric may be applied, at the option of CenterPoint Electric, to repay the loans outstanding under the Bridge Facility pursuant to the terms of the Bridge Credit Agreement; provided, further, that the Borrower shall not be required to apply to the prepayment of the Term Loans and the reduction of the Revolving Commitments Net Cash Proceeds from Asset Sales by the Borrower and its Subsidiaries in an aggregate amount, when added to Net Cash Proceeds excluded from mandatory prepayment pursuant to the second proviso in Section 5.7(a), not to exceed $400,000,000 so long as such Net Cash Proceeds are applied, or will be applied, to repay maturing Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date.

         (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 5.7 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 5.2(b) and, second, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Aggregate Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that the Borrower shall be obligated, first, to prepay the Revolving Loans in the amount of such excess, second, to prepay the CAF Loans (whether or not consented to by the relevant Bank) to the extent that the aggregate amount of CAF Loans exceeds such Total Revolving Commitments after prepayment of all Revolving Loans and, third, to cash collateralize the Letters of Credit to the extent that the aggregate amount of the L/C obligations exceeds such Total Revolving Commitments after prepayment of all Revolving Loans and CAF Loans. The application of any prepayment pursuant to this Section 5.7 shall be made, first, to ABR Loans, second, to LIBOR Rate Loans and, third, to Fixed Rate Loans. Each prepayment of the Loans under this Section 5.7 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         SECTION 5.8. Mitigation of Losses and Costs. (a) Any Bank claiming reimbursement from the Borrower under any of Sections 4.4, 4.7, 5.1 and 5.3 hereof shall use reasonable efforts

(including, without limitation, if requested by the Borrower, reasonable efforts to designate a different lending office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (i) any economic disadvantage for which such Bank does not receive full indemnity from the Borrower under this Agreement or (ii) any legal or regulatory disadvantage.

         SECTION 5.9. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 4.4, 4.7 and 5.1, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

         (a) Each Bank or, with respect to compensation claimed by it pursuant to Section 5.3, the Administrative Agent, as the case may be, will (i) use its best efforts to notify the Borrower through the Administrative Agent (in the case of each Bank) of any event occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify the Borrower through the Administrative Agent (in the case of each Bank) promptly after such Bank or the Administrative Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 5.9(b), a "Triggering Event") will entitle such Bank or the Administrative Agent, as the case may be, to compensation pursuant to Section 4.4, 4.7, 5.1 or 5.3, as the case may be. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Administrative Agent, as the case may be, setting forth the calculations and justification in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Administrative Agent, as the case may be, as specified in
Section 4.4, 4.7, 5.1 or 5.3, as the case may be, and certifying that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities, which certificate shall be conclusive absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Bank or to the Administrative Agent for its own account, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after its receipt of the same.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

         SECTION 6.1. Conditions Precedent to Loans and Letters of Credit. The agreement of each Bank to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (i) The Administrative Agent (or its counsel) shall have received this Agreement signed by the Borrower and each Bank.

                  (ii) The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date of the Secretary or an Assistant Secretary of the Borrower certifying (i) the names and true signatures of the Responsible Officers of the Borrower authorized to sign each Loan Document to which the Borrower is a party and the notices and other documents to be delivered by the Borrower pursuant to any such Loan

         Document; (ii) the bylaws and articles of incorporation of the Borrower as in effect on the date of such certification; (iii) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of each Loan Document to which it is a party and any Notes from time to time issued hereunder and authorizing the borrowings and other transactions contemplated hereunder and (iv) that all authorizations, approvals and consents by any Governmental Authority or other Person necessary in connection with the execution, delivery and performance of the Loan Documents and any other regulatory approvals in respect thereof required to be obtained prior to the Closing Date, have been obtained and are in full force and effect.

                  (iii) The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date of a Responsible Officer of the Borrower certifying that, as of the Closing Date and except as disclosed on Schedule 6.1, the Borrower owns, directly or indirectly through one or more of its Subsidiaries, all of the outstanding Capital Stock of each of its Significant Subsidiaries, free and clear of any Liens.

                  (iv) The Administrative Agent shall have received an executed legal opinion, dated the Closing Date, of (i) Baker Botts LLP, counsel to the Borrower and (ii) such other special and local counsel as may be required by the Administrative Agent. Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  (v) The Administrative Agent (or its counsel) shall have received certificates dated on or about the Closing Date of the Secretary of State of the State of Texas as to the existence and good standing of the Borrower.

                  (vi) Consummation of the distribution of all of the Common Stock of Reliant Resources, Inc. owned by the Borrower to shareholders of the Borrower, as contemplated by the SEC in respect thereof and otherwise as previously disclosed to the Banks.

                  (vii) The Borrower shall have received $450,000,000 from CenterPoint Electric.

                  (viii) CenterPoint Electric shall have received gross proceeds of at least $850,000,000 under the Bridge Facility and/or from issuance of bonds in the capital markets.

                  (ix) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Facilities shall have been replaced in their entirety with the Facilities and the Existing Credit Agreements shall have been amended and restated in their entirety by this Agreement.

                  (x) The Existing CenterPoint Electric Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid or refinanced in full, and the Borrower shall have delivered such documentation with respect thereto as the Administrative Agent shall reasonably request.

                  (xi) All governmental and third-party approvals necessary in connection with the execution, delivery and performance by the Borrower of this Agreement shall have been obtained and be in full force and effect.

                  (xii) The Administrative Agent shall have received all financial statements and other information as the Administrative Agent shall reasonably request, including projections and pro forma balance sheets adjusted to give effect to the financing contemplated hereby, and such financial statements shall not, in the reasonable judgment of the Banks, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (xiii) The Administrative Agent shall have received all fees required to be paid on or before the Closing Date.

                  (xiv) The Administrative Agent shall have received such other customary supporting documents as the Administrative Agent or the Banks, through the Administrative Agent, may reasonably request.

         The Administrative Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding.

         SECTION 6.2. Conditions Precedent to Each Borrowing. The obligation of each Bank to make each extension of credit (including, to the extent relevant, the initial Loans hereunder and any issuance of a Letter of Credit) is subject to the satisfaction of the following conditions precedent:

         (a) On or prior to the date of such extension of credit, the Administrative Agent shall have received from the Borrower a Notice of Borrowing, a Competitive Bid Confirmation, or an Application, as the case may be, in accordance with the terms of this Agreement, or, in the case of the issuance, extension or increase of any Letter of Credit, the instruments required under Section 2.7 in respect thereof; provided that on the Closing Date, the Borrower shall have been deemed to have submitted a Notice of Borrowing for ABR Loans in the full amount of the Term Commitments of all the Banks, and the Borrower shall have been deemed to have made the representations and warranties contained in the Notice of Borrowing.

         (b) The representations and warranties of the Borrower contained in
Section 7.1 of this Agreement shall be true and correct in all material respects on and as of the date of such extension of credit (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and, except in the case of a Revolving Borrowing the proceeds of which are used solely to refund commercial paper maturing at the time of such Revolving Borrowing, the representations and warranties contained in Sections 7.1(j) and (k)), before and after giving effect to such extension of credit, and to the application of the proceeds therefrom, as though made on and as of such date.

         (c) No Default or Event of Default shall have occurred and be continuing or would result from such Borrowing or issuance, increase or extension.

         (d) Each of the giving of any applicable Notice of Borrowing, Competitive Bid Confirmation or Application, as the case may be, the acceptance by the Borrower of the proceeds of each Borrowing, and each Letter of Credit issued on behalf of the Borrower, shall constitute a representation and warranty by the Borrower that on the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the Borrower. Borrower represents and warrants as follows:

         (a) Corporate Status of the Borrower. The Borrower (i) is validly organized and existing as a corporation and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect, and (iii) has the corporate power and authority to conduct its business, as presently conducted.

         (b) Status of Subsidiaries of the Borrower. Each Subsidiary of the Borrower (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect and (ii) has the corporate, partnership or other requisite power and authority to conduct its business, as presently conducted, except where the failure to have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect.

         (c) Corporate Powers. The Borrower has the corporate power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower.

         (d) Authorization, No Conflict, Etc. The borrowings by the Borrower contemplated by this Agreement, the execution and delivery by the Borrower of this Agreement and the other Loan Documents to which it is a party and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all requisite corporate or other requisite action on the part of the Borrower and do not and will not (i) violate any law, any order to which the Borrower or any Subsidiary of the Borrower is subject of any court or other Governmental Authority, or the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of the Borrower or any Subsidiary of the Borrower; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which the Borrower or any Subsidiary of the Borrower is a party or by which the Borrower or any Subsidiary of the Borrower, or any of their respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect); or (iii) result in, or require, the creation or imposition of any material Lien upon any of the Properties of the Borrower or any Significant Subsidiary.

         (e) Governmental Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party.

         (f) Obligations Binding. This Agreement and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than the Borrower), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (g) Use of Proceeds, Margin Stock. The proceeds of the Term Loans will be used by the Borrower to refinance certain obligations under, or for which credit support is provided by, the Existing Credit Facilities. The proceeds of the Revolving Loans will be used by the Borrower (i) to refinance certain obligations under, or for which credit support is provided by, the Existing Credit Facilities and (ii) to support commercial paper issued by the Borrower. Neither the Borrower nor any Subsidiary of the Borrower is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to the Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

         (h) Title to Properties. The issued and outstanding Capital Stock owned by the Borrower of each of its Significant Subsidiaries whether such stock is owned directly or indirectly through one or more of its Subsidiaries, is owned free and clear of any Lien. In addition, each of the Borrower and each Significant Subsidiary of the Borrower has good title to the Properties reflected in the financial statements referred to in Section 7.1(m) and in any financial statements delivered pursuant to Section 8.1(a), except for such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of the Borrower or any Significant Subsidiary of the Borrower or that have been disposed of pursuant to Section 8.2(b) or (c) or that have been disposed of in the ordinary course of their respective business, and all such Properties are free and clear of any Lien except (i) in the case of the Property of CenterPoint Electric, the Mortgage and Liens permitted by the Mortgage; (ii) Liens that do not interfere with the use of such Properties for the purposes for which they are held; (iii) minor Liens and defects of title that are not material either individually or in the aggregate; and (iv) Permitted Liens.



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

         (i) Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

         (j) Material Adverse Change. Since December 31, 2001, there has been no event, development or circumstance that has or would reasonably be expected to have a Material Adverse Effect, it being agreed that, on and after the Closing Date, this representation shall apply, with respect to periods prior to the Closing Date, to the portion of the business included in the business of the Borrower and the Consolidated Subsidiaries on the Closing Date.

         (k) Litigation. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of the Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Agreement or (ii) in which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect, it being agreed that, on and after the Closing Date, this representation shall apply, with respect to periods prior to the Closing Date, to the portion of the business included in the business of the Borrower and the Consolidated Subsidiaries on the Closing Date.

         (l) ERISA. Neither the Borrower nor any of its Significant Subsidiaries has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (1) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 7.1(l), is likely to result in a material liability or deficiency of the Borrower or any of its Significant Subsidiaries. As used in this Section 7.1(1), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 7.1(1) at any one time outstanding, individually and in the aggregate, is less than $50,000,000.

         (m) Financial Statements. The pro forma consolidated financial statements of the Borrower as of and for the six months ended June 30, 2002 filed with the SEC on September 13, 2002 with the Borrower's 8-K dated September 5, 2002, copies of which have been delivered to the Banks, present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of such date and for the period then ended, in conformity with, as applicable, GAAP and the regulations promulgated under the Securities Act and, except as otherwise stated therein, consistently applied (in the case of such unaudited statements, subject to year-end adjustments and the exclusion of detailed footnotes).

         (n) Accuracy of Information. None of the documents or written information (excluding estimates, financial projections and forecasts) provided by the Borrower to the Banks



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

in connection with or pursuant to this Agreement contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state as of the date thereof a material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Subsidiaries) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, as a whole. The estimates, financial projections and forecasts furnished to the Banks by the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information, it being recognized by the Banks that such estimates, financial projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such estimates, financial projections and forecasts may differ from the projected results set forth therein by a material amount.

         (o) No Violation. The Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

         (p) Subsidiaries. Schedule 1.1(C) attached hereto sets forth each Significant Subsidiary of the Borrower as of the Closing Date.

         (q) Senior Indebtedness. The obligations under this Agreement and the other Loan Documents constitute "Senior Debt" of the Borrower under and as defined in the ZENS Indenture.

         (r) Solvency. On and as of the Closing Date, the Borrowings of initial Loans on the Closing Date and the other transactions contemplated hereby and thereby, the Borrower will be Solvent.

         (s) Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges (other than any Liens or claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).



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

                                  ARTICLE VIII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         SECTION 8.1. Affirmative Covenants. The Borrower covenants that, as long as any amount is owing hereunder or under any other Loan Documents, any Letter of Credit is outstanding or any Bank shall have any Commitment outstanding under this Agreement:

         (a) Delivery of Financial Statements, Notices and Certificates. The Borrower shall deliver to the Administrative Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                  (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower (beginning with fiscal 2002), a consolidated balance sheet of the Borrower and the Consolidated Subsidiaries of the Borrower as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by the Borrower (which requirement may be satisfied by delivering the Borrower's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

                  (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower (beginning with the quarter ending September 30, 2002), unaudited consolidated financial statements of the Borrower and the Consolidated Subsidiaries of the Borrower consisting of at least consolidated balance sheets as at the close of such quarter and statements of consolidated income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may be satisfied by delivering the Borrower's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the SEC); such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such unaudited financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and the Consolidated Subsidiaries of the Borrower as of such date for the period then ending, and have been prepared in conformity with GAAP in a manner consistent with the financial statements referred to in paragraph
         (a)(i) above (subject to year-end adjustments and exclusion of detailed footnotes);

                  (iii) with each set of statements to be delivered above, a certificate in a form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower confirming compliance with Section 8.2(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default, describing it and the steps, if any, being taken to cure it; and



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

                  (iv) (A) within ten (10) days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) Current Reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by the Borrower with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of the Borrower becomes aware of the occurrence thereof, written notice of
         (x) any Event of Default or any Default, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Subsidiary of the Borrower as to which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect on the Borrower or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Subsidiary of the Borrower that would have a Material Adverse Effect, or (z) the incurrence by the Borrower or any Significant Subsidiary of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $50,000,000; (C) with each set of statements delivered pursuant to
         Section 8.1(a)(i), a certificate signed by a Responsible Officer of the Borrower identifying those Subsidiaries which, determined as of the date of such financial statements, are Significant Subsidiaries; and
         (D) such other information relating to the Borrower or its business, properties, condition and operations as the Administrative Agent (or any Bank through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to the foregoing Sections 8.1(a)(i), (ii), and (iv)(A) shall be deemed to have been delivered on the date on which Borrower provides notice (including notice by e-mail) to the Administrative Agent (which notice the Administrative Agent will convey promptly to the Banks) that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 8.1(a)(iii) and
(ii) Borrower shall deliver paper copies of such information to the Administrative Agent, and the Administrative Agent shall deliver paper copies of such information to any Bank that requests such delivery.

         (b) Use of Proceeds. The Borrower will use the proceeds of any Loan or Letter of Credit made or issued by the Banks or the Issuing Bank to it for the purposes set forth in the first sentence of Section 7.1(g), and it will not use the proceeds of any Loan or Letter of Credit made or issued by the Banks or the Issuing Bank for any purpose that would violate the provisions of the margin regulations of the Board. The Borrower will not, and will not permit any of its


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

Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

         (c) Existence, Laws. The Borrower will and will cause each of its Subsidiaries to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises (except to the extent otherwise permitted by Sections 8.2(c) or 8.2(e)) and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (d) Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including any tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

         (e) Maintenance of Properties. The Borrower will, and will cause each of its Significant Subsidiaries to, preserve and maintain all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time to make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of the Borrower or such Subsidiary, as the case may be, are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that nothing in this Section 8.1(e) shall prevent (a) the Borrower or any of its Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of the Borrower that is not a Significant Subsidiary of the Borrower), the retention of which in the good faith judgment of the Borrower or such Subsidiary is inadvisable or unnecessary to the business of the Borrower and its Subsidiaries, taken as a whole or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement.

         (f) Maintenance of Business Line. The Borrower will maintain its fundamental business of providing services and products in the energy market.

         (g) Books and Records; Access. The Borrower will, and will cause each Significant Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities as required by GAAP. The Borrower will, and will cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Administrative Agent, on not less than five (5) Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each Significant Subsidiary and to discuss the general business affairs of the Borrower and each of its Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to disclose to the Agent, any Bank or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

         (h) Insurance. The Borrower will and will cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that the Borrower or such Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

         (i) Long-Term Debt Rating. The Borrower will deliver to the Administrative Agent notice of any change by a Rating Agency in the Long-Term Debt Rating, and the issuance by an additional Rating Agency of a Long-Term Debt Rating, promptly upon the effectiveness of such change or issuance.

         SECTION 8.2. Negative Covenants. The Borrower covenants that, so long as any amount is owing to the Banks hereunder or under any other Loan Documents to which it is a party or any Letter of Credit is outstanding under this Agreement, the Borrower will not:

         (a) Financial Ratios. Permit at any time (i) the ratio of Consolidated Indebtedness for Borrowed Money at such time to Consolidated EBITDA for the most recently ended twelve-month period to exceed 4.75:1.00 or (ii) the ratio of Consolidated EBITDA for the most recently ended twelve-month period to Adjusted Interest Expense for such period to be less than 1.75:1.00.

         (b) Certain Liens. And will not permit any of its Subsidiaries to, pledge, mortgage, hypothecate or grant a Lien upon, or permit any mortgage, pledge, security interest or other Lien upon, any Property of the Borrower or any Subsidiary of the Borrower now or hereafter owned directly or indirectly by the Borrower; provided, however, that this restriction shall neither apply to nor prevent the creation or existence of:

                  (i) Permitted Liens;

                  (ii) Liens on preference stock or related rights securing any FinanceCo Permitted Facility;

                  (iii) any Lien in existence on the date hereof, provided that no such Lien encumbers any additional Property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;



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

                  (iv) Liens securing first mortgage bonds pursuant to the Mortgage (or second or subordinated Liens in lieu thereof) issued after the Closing Date; provided that if the Bridge Facility is outstanding, net cash proceeds of such issuances are (a) applied to (i) replace first mortgage bonds issued under the Mortgage and outstanding on the Closing Date or (ii) repay amounts outstanding under the Bridge Facility to the extent required thereunder or (b) proceeds of Third Party Financings which are excluded from the mandatory prepayment requirement under this Agreement and under the Bridge Credit Agreement;

                  (v) Liens required to be granted pursuant to "equal and ratable" clauses under Contractual Obligations of the Borrower and its Significant Subsidiaries existing on the Closing Date;

                  (vi) Liens arising in connection with the securitization of accounts receivable of Resources and its Subsidiaries or any Securitization Subsidiary, in the case of Resources and its Subsidiaries, to the extent affecting only the accounts receivable of Resources and its Subsidiaries and assets customarily related thereto securing a facility amount not to exceed $250,000,000 outstanding at any time;

                  (vii) Liens securing Indebtedness of Texas Genco Holdings, Inc. for working capital of Texas Genco Holdings, Inc., provided that such Liens shall be limited to the Property of Texas Genco, Inc.;

                  (viii) Liens on office buildings, parking and related real estate owned by Reliant Energy Properties, Inc. to secure new financing based thereon;

                  (ix) Liens securing the Bridge Facility;

                  (x) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any of its Significant Subsidiaries; provided that
         (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or of its Significant Subsidiaries (other than repairs, renewals, replacements, additions, accessions, improvements and betterments thereto);

                  (xi) Liens on Property and repairs, renewals, replacements, additions, accessions, improvements and betterments thereto existing at the time such Property is acquired by the Borrower or any of its Significant Subsidiaries and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the Property of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

                  (xii) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any Requirements of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower or any of its Subsidiaries;

                  (xiii) rights reserved to or vested in (or exercised by) any Governmental Authority to control, regulate or use any Property of a Person or its activities, including zoning, planning and environmental laws and ordinances and municipal regulations;

                  (xiv) Liens on Property of the Borrower or any of its Subsidiaries securing non-recourse Indebtedness of the Borrower or any such Subsidiary;

                  (xv) Liens on the stock or assets of Securitization Subsidiaries;

                  (xvi) any extension, renewal or refunding of any Lien permitted by clauses (i) through (xv) above on the same Property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted by Section 8.2(a);

                  (xvii) Liens on cash collateral provided in lieu of repayment of pollution control bonds until the remarketing of such bonds;

                  (xviii) Liens on cash collateral to secure obligations of the Borrower and its Subsidiaries in respect of cash management arrangements with any Bank or Affiliate thereof; and

                  (xix) Liens not otherwise permitted by this Section 8.2(b) securing Indebtedness of the Borrower and its Significant Subsidiaries so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed (as to the Borrower and all of its Subsidiaries) $15,000,000 at such time.

         (c) Consolidation, Merger or Disposal of Assets. And will not permit any of its Significant Subsidiaries to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties, or the Capital Stock of any Significant Subsidiary of the Borrower, to any Person; provided, however, that nothing contained in this Section 8.2(c) shall prohibit (A) a merger involving a Subsidiary of the Borrower (other than the Borrower) (including mergers to reincorporate or change the domicile of such Subsidiary) if the Borrower or a Wholly-Owned Significant Subsidiary of the Borrower is the surviving entity thereof; (B) the liquidation, winding up or dissolution of a Significant Subsidiary of the Borrower (other than the Borrower) if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to the Borrower or a Wholly-Owned Significant Subsidiary of the Borrower; (C) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary (other than the Borrower) to the Borrower or a Wholly-Owned Significant Subsidiary of the Borrower; (D) the Genco Transaction or (E) the transfer of assets in connection with the issuance of Securitization Securities; provided that, in each case, immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing.

         (d) Takeover Bids. Use the proceeds of any Loan made to it to participate in any unsolicited control bid for any other Person.

         (e) Sale of Significant Subsidiary Stock. And will not permit any Significant Subsidiary to sell, assign, transfer or otherwise dispose of any of the Capital Stock of any Significant Subsidiary other than the Genco Transaction or to a Wholly-Owned Subsidiary of the Borrower that constitutes a Significant Subsidiary after giving effect to such transaction; provided, that immediately before and after giving effect to such sale, assignment, transfer or other disposition, no Event of Default or Default shall have occurred and be continuing. Notwithstanding the foregoing provisions of this Section 8.2(e), any Significant Subsidiary shall have the right to issue, sell, assign, transfer or otherwise dispose of for value its preference or preferred stock in one or more bona fide transactions to any Person.

         (f) Dividends. And will not permit any of its Significant Subsidiaries to (x) enter into, incur or permit to exist any agreement or other arrangement that explicitly prohibits or restricts the payment by any of its Significant Subsidiaries of dividends or other distributions with respect to any shares of its Capital Stock; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided further, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof, any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition, (iii) restrictions (including any extension of such restrictions that does not expand the scope of any such restrictions) existing at the time at which any such Subsidiary first becomes a Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status and (iv) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (y) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its common Capital Stock payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, officers, directors or employees of the Borrower and (c) the Borrower may declare and pay dividends in an amount for any fiscal quarter of the Borrower not to exceed $0.16 per share of common Capital Stock of the Borrower.

         (g) Certain Investments, Loans, Advances, Guarantees and Acquisitions. And will not permit any of its Subsidiaries to, purchase, or acquire (including pursuant to any merger) any Capital Stock, evidences of indebtedness or other securities of or other interest in (including any option, warrant or other right to acquire any of the foregoing), make any loans or advances to, Guarantee any obligations of, or make any investment or other interest in or capital contribution to, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, (any of the foregoing, an "Investment"), in each case after the Closing Date, except that, notwithstanding the foregoing, the Borrower and its Subsidiaries may make Investments (a) in Cash Equivalents; (b) in any Wholly-Owned Subsidiary of the Borrower; (c) in pollution control bonds which are the obligation of the Borrower in connection with and until the remarketing of such bonds and (d) otherwise if, after giving effect thereto, the Borrower would be in compliance with its covenants contained in Section 8.2(a) on a pro forma basis and the aggregate amount of all such Investments (including, without limitation, any Guarantee, loan, advance or any assumed Indebtedness) described in this clause (d) shall not exceed $100,000,000 outstanding at any time.

         SECTION 8.3. Changes in Lines of Business. Enter into any business, either directly or through any of its Subsidiaries, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are directly related thereto:

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) Non-Payment of Principal, Interest and Facility Fee. The Borrower fails to pay, in the manner provided in this Agreement, (i) any principal or Reimbursement Obligations payable by it hereunder when due or (ii) any interest payment, the Facility Fee, the Additional Fee, the fee payable pursuant to
Section 4.2(b) or the Letter of Credit fee payable by it hereunder within five
(5) Business Days after its due date; or

         (b) Non-Payment of Other Amounts. The Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 9.1(a) above) payable by it hereunder within ten (10) Business Days after notice of such payment is received by the Borrower from the Administrative Agent; or

         (c) Breach of Representation or Warranty. Any representation or warranty by the Borrower in Section 7.1 or in any certificate, document or instrument delivered by the Borrower under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

         (d) Breach of Certain Covenants. Borrower fails to perform or comply with any one or more of its obligations under Section 8.1(a)(iv)(B)(x) or 8.2; or

         (e) Breach of Other Obligations. Borrower does not perform or comply with any one or more of its other obligations under this Agreement (other than those set forth in Section 9.1(a), (b) or (d) above) and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Administrative Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

         (f) Other Indebtedness. (i) The Borrower or any of its Significant Subsidiaries fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt (other than Indebtedness of the Borrower under this Agreement) if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $50,000,000 or
(ii) any default, event or condition shall have occurred and be continuing with respect to any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt of the Borrower or any of its Significant Subsidiaries (other than Indebtedness of the Borrower under this Agreement), the effect of which default, event or condition is to cause, or to permit the holder thereof to cause, (A) such Indebtedness to become due prior to its stated maturity (other than in respect of mandatory prepayments required thereby) or (B) in the case of any Guarantee of Indebtedness for Borrowed Money of any Person or Junior Subordinated Debt by the Borrower or any of its Subsidiaries the primary obligation (as such term is defined in the definition of "Guarantee" in Section 1.1) to which such Guarantee relates to become due prior to its stated maturity, if the aggregate amount of all such Indebtedness or primary obligations (as the case may be) that is or could be caused to be due prior to its stated maturity exceeds $50,000,000; or

         (g) Involuntary Bankruptcy, Etc. (i) There shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action (A) seeking a decree or order for relief in respect of the Borrower or any of its Significant Subsidiaries under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging the Borrower or any of its Significant Subsidiaries a bankrupt or insolvent, (C) except as permitted by Sections 8.2(c)(ii) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief of or in respect of the Borrower or any of its Significant Subsidiaries or their respective debts under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any of its Significant Subsidiaries or of any substantial part of their respective Properties, or the liquidation of their respective affairs, and such petition is not dismissed within 90 days or (ii) a decree, order or other judgment is entered in respect of any of the remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

         (h) Voluntary Bankruptcy, Etc. (i) The commencement by the Borrower or any of its Significant Subsidiaries of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law
(A) seeking to have an order of relief entered with respect to it, (B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any of its Significant Subsidiaries of any substantial part of its Properties; or (ii) the making by the Borrower or any of its Significant Subsidiaries of a general assignment for the benefit of creditors; or (iii) the Borrower or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or
(ii) above or in Section 9.1(g); or (iv) the admission by the Borrower or any of its Significant Subsidiaries in writing of its inability to pay its debts generally as they become due or the failure by the Borrower or any of its Significant Subsidiaries generally to pay its debts as such debts become due; or

         (i) Enforcement Proceedings. A final judgment or decree for the payment of money which, together with all other such judgments or decrees against the Borrower or any of its Significant Subsidiaries then outstanding and unsatisfied, exceeds $50,000,000 in aggregate amount shall be rendered against the Borrower or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

         (j) ERISA Events. (i) The Borrower or any Significant Subsidiary shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) the occurrence of any "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any Commonly Controlled Entity, (C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA,
(E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such items (A) through (F) above results in or is likely to result in a material liability or deficiency of the Borrower or any Significant Subsidiary; provided, however, that for purposes of this Section 9.1(j), any liability or deficiency of the Borrower or any Significant Subsidiary shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 9.1(j) at any one time outstanding, individually and in the aggregate, is less than $50,000,000, or (ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect on the Borrower; or

         (k) Change in Control. A Change in Control shall have occurred.

         SECTION 9.2. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

         (a) either of the Events of Default specified in Section 9.1(g) or 9.1(h) occurs with respect to the Borrower, then automatically:

                  (i) the Commitments and the CAF Facility shall immediately be cancelled; and

                  (ii) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable; or

         (b) any other Event of Default specified in Section 9.1 occurs and, while such Event of Default is continuing, the Administrative Agent, having been so instructed by the Majority Banks, by notice to the Borrower shall so declare that:

                  (i) the Commitments and the CAF Facility shall immediately be cancelled; and/or

                  (ii) either (A) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable or (B) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become due and payable at any time thereafter immediately on demand by the Administrative Agent (acting on the instructions of the Majority Banks).

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph or on the Termination Date, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent cash or cash equivalents in an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Interest shall accrue on such account for the benefit of the Borrower at a rate equal to the Federal Funds Effective Rate. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account.

Except as expressly provided above in this Section 9.2, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by the Borrower.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1. Appointment. Each Bank hereby irrevocably designates and appoints JPMorgan Chase Bank as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and (b) the Lead Arrangers shall not have any duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arrangers.

         SECTION 10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 10.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         SECTION 10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

         SECTION 10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         SECTION 10.6. Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

         SECTION 10.7. Indemnification. The Banks agree to indemnify the Administrative Agent and the Lead Arrangers in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Pro Rata Percentages in effect on the date on which indemnification is sought under this Section 10.7, from and against any and all liabilities, obligations., losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent or the Lead Arrangers, as the case may be, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Lead Arrangers, as the case may be, under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Lead Arrangers', as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of all amounts payable hereunder.

         SECTION 10.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, any Letter of Credit issued or participated in by it and its Commitment hereunder, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

         SECTION 10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder; provided that if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required. If a successor Administrative Agent shall not have been so appointed within said 30-day period, the Administrative Agent may then appoint a successor Administrative Agent who shall be a financial institution engaged or licensed to conduct banking business under the laws of the United States with an office in New York City and that has total assets in excess of $500,000,000 and who shall serve as Administrative Agent until such time, if any, as an Administrative Agent shall have been appointed as provided above. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

           Notwithstanding anything to the contrary contained herein, no Bank identified as an "Agent" or "Arranger" other than the Administrative Agent, shall have the right, power, obligation, liability, responsibility or duty under this Agreement or any Loan Document other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this Section 11.1. The Majority Banks may, or, with the written consent of the Majority Banks, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Bank's Commitments, in each case without the consent of each Bank directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or of Section 5.2 in a manner that would alter the pro rata sharing of payments required thereby, or reduce the percentage specified in the definitions of Majority Banks or Supermajority Banks, or consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks;

                  (iii) amend, modify or waive any provision of Article X without the written consent of the then Administrative Agent;

                  (iv) amend, modify or waive any provision of Section 2.7 in a manner that adversely affects any Issuing Bank without the written consent of the then Issuing Bank or Issuing Banks; or

                  (v) amend, modify or waive any provision of Section 5.7 or amend, modify or waive any provision of Section 8.2(c) to permit a merger involving the Borrower not otherwise permitted in such Section, in each case without the written consent of the Supermajority Banks.

                  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Issuing Bank or Issuing Banks, the Administrative Agent and all future holders of the amounts payable hereunder. In the case of any waiver, the Borrower, the Banks, the Issuing Bank or Issuing Banks, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 11.2. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile followed by any original sent by mail or delivery), and, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in
Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

                  Borrower:               1111 Louisiana
                                          Houston, Texas 77002

                  Attention:              Linda Geiger
                                          Assistant Treasurer

                  Telecopy:               (713) 207-3301

                  With a copy to:         Marc Kilbride
                                          Treasurer


                  Telecopy:               (713) 207-3301

                  The Administrative      JPMorgan Chase Bank Loan and Agency Services Group

                  Agent:                  One Chase Manhattan Plaza, 8th Floor
                                          New York, New York 10081

                  Attention:              Luann Destefano

                  Telecopy:               (212) 552-7903

                  With a copy to:         JP Morgan Chase Bank
                                          600 Travis, 20th Floor
                                          Houston, Texas 77002

                  Attention:              Robert Traband

                  Telecopy:               (713) 216-8870

provided that any notice, request or demand to or upon the Administrative Agent or the Banks shall not be effective until received.

         SECTION 11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 11.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         SECTION 11.5. Payment of Expenses and Taxes; Indemnity. The Borrower agrees (a) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Administrative Agent (but excluding the fees or expenses of any other counsel),
(b) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of the several special counsel to the Banks and the Administrative Agent, (c) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Administrative Agent together with their respective directors, officers, employees, agents and affiliates (collectively, "Indemnified Persons") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents or the use, or proposed use, of proceeds of the Loans and any such other documents (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, AND PROVIDED FURTHER THAT IT IS THE INTENTION OF THE BORROWER TO INDEMNIFY THE INDEMNIFIED PERSONS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         SECTION 11.6. Effectiveness, Successors and Assigns, Participations; Assignments. (a) This Agreement shall become effective on the Closing Date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Banks, the Issuing Bank, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

         (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Bank Affiliates (a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and Commitment or other interest for all purposes under this Agreement and the other Loan Documents, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in
Section 11.1, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. The Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 4.4, 4.7, 5.1 and 5.3 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that
(i) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred and (ii) each such sale of participating


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

interests shall be to a "qualified purchaser", as such term is defined under
Section 2(a)(51)(A) of the Investment Company Act of 1940. Except as expressly provided in this Section 11.6(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

         (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank Affiliate of such Bank and, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld and, in the case of the Borrower, shall not be required if an Event of Default exists), to one or more additional banks ("Purchasing Banks") all or any part of its rights and obligations under this Agreement pursuant to a Committed Loan Assignment and Acceptance, substantially in the form of Exhibit 11.6(c) (a "Committed Loan Assignment and Acceptance"), executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not a Bank Affiliate, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank, (ii) each such sale that is not to an existing Bank hereunder shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount that represents the entire Commitment of such Bank), (iii) after giving effect to such sale, the transferor Bank shall (to the extent that it continues to have any Commitment hereunder) have a Commitment of not less than $5,000,000. Notwithstanding the foregoing, with respect to the sale by a Bank of all or any part of its rights and obligations in respect of the Term Loans, (a) each such sale shall not require the consent of the Agent, Borrower or any other Bank or Banks, (b) each such sale that is not to an existing Bank hereunder shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount that represents the aggregate amount of Term Loans of such Bank), (c) each such sale may be to an Eligible Transferee (as defined below) and each such Eligible Transferee shall be deemed to be a Purchasing Bank and a Bank for all purposes under this Section 11.6(c) and this Agreement and (d) each such sale shall be consummated pursuant to a Committed Loan Assignment and Acceptance with such modifications as may be agreed on by the transferor Bank and the applicable transferee and consistent with this Section 11.6(c). For purposes of this
Section 11.6(c), "Eligible Transferee" shall mean (w)(i) any bank or other financial institution, (ii) any insurance or reinsurance company, (iii) a mutual fund, unit trust or similar collective investment vehicle (other than an entity specified in clause (y)(i) below), and (iv) a registered or licensed broker or dealer (other than a natural person or proprietorship); provided, however, in the case of each of the foregoing clauses (i) through (iv), that such entity has total assets of at least $500,000,000; (x) any Affiliate (as defined below) of an entity specified in the preceding clause (w); (y) any corporation, partnership, proprietorship, organization trust or other entity (i) that is an investment vehicle (including, without limitation, any hedge fund, issuer of collateralized debt obligations, commercial paper conduit or other special purpose vehicle) that (A) has total assets of at least $100,000,000 or (B) is one of a group of investment vehicles under common control or management having, in the aggregate, total assets of at least $100,000,000, (ii) that has total assets of at least $500,000,000, or (iii) the obligations of which under an agreement, contract, or transaction are guaranteed or otherwise supported by a letter of credit or keepwell, support, or other agreement by an entity described in clauses (w), (x), (y)(ii) or (z); and (z) a Sovereign, Sovereign Agency or Supranational Organization (each as defined below). For purposes of the foregoing sentence, (a) "Affiliate" means, in relation to a person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person, (b) "control" of any entity or person means ownership of a majority of the voting power of the entity or person, (c) "Sovereign" means any state, political subdivision or government, or any agency, instrumentality, ministry, department or other authority (including, without limiting the foregoing, the central bank) thereof, (d) "Sovereign Agency" means any agency, instrumentality, ministry, department or other authority (including, without limiting the foregoing, the central bank) of a Sovereign and (e) "Supranational Organization" means any entity or organization established by treaty or other arrangement between two or more Sovereigns or the Sovereign Agencies of two or more Sovereigns and includes, without limiting the foregoing, the International Monetary Fund, European Central Bank, International Bank for Reconstruction and Development and European Bank for Reconstruction and Development. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Committed Loan Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Committed Loan Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Committed Loan Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Pro Rata Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. On or prior to the Transfer Effective Date determined pursuant to such Committed Loan Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and the Register as required by Section 4.1 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Administrative Agent for return to the Borrower.

         (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions or Bank Affiliates (a "CAF Loan Assignee") any CAF Loan owing to such Bank pursuant to a CAF Loan Assignment and Acceptance executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment and Acceptance, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment and Acceptance, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and the same obligation to share and rights of setoff pursuant to Sections 5.4 and 11.7 as it would have had if it were a Bank hereunder; provided that (i) unless such CAF Loan Assignment and Acceptance shall otherwise specify and a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with
Section 11.6(e), the assignor thereunder shall act as collection agent for the

CAF Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Borrower that are allocable to the assigned CAF Loan directly to such assignor without any further liability to such CAF Loan Assignee and
(ii) at any time other than any time an Event of Default has occurred and is continuing, each such assignment shall be to a "qualified purchaser," as such term is defined under Section 2(a)(51)(A) of the Investment Company Act of 1940. A CAF Loan Assignee under a CAF Loan Assignment and Acceptance shall not, by virtue of such CAF Loan Assignment and Acceptance, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, supplement, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such CAF Loan Assignment and Acceptance and such CAF Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document and (ii) if a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.6(e), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan assigned to the CAF Loan Assignee thereunder will be reduced or postponed, as the case may be, without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment and Acceptance to be recorded in the Register in accordance with
Section 11.6(e), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such CAF Loan to any Bank, to any Affiliate or Subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such CAF Loan, and the foregoing provisions of this Section 11.6(d) shall apply, mutatis mutandis, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence, CAF Loans may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

         (e) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each CAF Loan Assignment and Acceptance and each Committed Loan Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time and (ii) with respect to each CAF Loan Assignment and Acceptance delivered to the Administrative Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligations hereunder not evidenced by a Note, shall) treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank or any CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of a Committed Loan Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of (i) $3,000 with respect to (and payable by) any Purchasing Bank that is not already a Bank or a Bank Affiliate and (ii) $1,000 with respect to any Purchasing Bank that is already a Bank or a Bank Affiliate (which fee shall be for the account of the Borrower only in the case of an assignment made pursuant to Section 5.8(b) hereof), the Administrative Agent shall promptly accept such Committed Loan Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower. Upon its receipt of a CAF Loan Assignment and Acceptance executed by an assignor Bank and a CAF Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $500 (which fee shall not be for the account of the Borrower), the Administrative Agent shall promptly accept such CAF Loan Assignment and Acceptance, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and the Borrower.

         (g) Each of the Banks and the Administrative Agent agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 11.6(g) to keep, any information delivered or made available by the Borrower to it (including any information obtained pursuant to Section 8.1), confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent any Bank or the Administrative Agent from disclosing such information (i) to any other Bank or any Affiliate of any Bank, (ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Administrative Agent, any Bank, the Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Administrative Agent's or such Bank's, as the case may be, legal counsel, independent auditors and other professional advisors, or
(viii) to any actual or proposed Participant, Purchasing Bank or CAF Loan Assignee (each, a "Transferee") that has agreed in writing to be bound by the provisions of this Section 11.6(g). Unless prohibited from doing so by applicable law, in the event that any Bank or the Administrative Agent is legally requested or required to disclose any confidential information pursuant to clause (ii), (iii), or (v) of this Section 11.6(g), such party shall promptly notify the Borrower of such request or requirement prior to disclosure so that Borrower may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of counsel for such party, such party is nonetheless, in the absence of such order or waiver, compelled to disclose such confidential information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then such party may disclose such confidential information without liability to the Borrower; provided, however, that such party will use its best efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of the Banks and the Administrative Agent agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of the Borrower, in its sole discretion.

         (h) If, pursuant to this Section, any interest in this Agreement or any Loan or L/C Obligation is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to deliver to the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI, or successor applicable forms (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (ii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to deliver to the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Administrative Agent and Borrower) a new Form duly executed and completed W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, upon the expiration or obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Transferee from duly completing and delivering any such form with respect to it and such Transferee so advises the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Administrative Agent and the Borrower).

         (i) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans or L/C Obligations to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Bank at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower shall provide to such Bank, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit 11.6(i)(a), 11.6(i)(b), or 11.6(i)(c) as the case may be, evidencing the Term Loans, Revolving Loans, CAF Loans, or L/C Obligations, as the case may be, owing to such Bank.

         SECTION 11.7. Setoff. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Loans to which it is a party (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained with Borrower and the Administrative Agent.

         SECTION 11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         SECTION 11.11. GOVERNING LAW. (a) THIS AGREEMENT AND ANY NOTES OR OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES AND ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (b) Notwithstanding anything in Section 11.11(a) to the contrary, nothing in this Agreement or in any Note or any other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and the Borrower agree that (i) if Chapter 303 of the Texas Finance Code, as amended, is applicable to such determination, the weekly rate ceiling (formerly known as the indicated (weekly) rate ceiling in Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, as amended as computed from time to time shall apply, provided that, to the extent permitted by such Article, the Administrative Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 346 of the Texas Finance Code, as amended (formerly found in Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note issued hereunder.

         SECTION 11.12. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the

Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same-;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

         SECTION 11.13. Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

         (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture exists among the Banks or among the Borrower and the Banks.

         SECTION 11.14. Limitation on Agreements. All agreements between the Borrower, the Administrative Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loans or the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Bank's Loans and the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.14 shall control and supersede every other provision of all Loan Documents.

         SECTION 11.15. Houston Industries FinanceCo LP as Co-Obligor. In consideration of the assumption by the Borrower of substantially all of the obligations of Houston Industries FinanceCo LP ("FinanceCo"), including the obligations under the $2,500,000,000 Senior A Credit Agreement, dated as of July 13, 2001, as amended, among FinanceCo, Reliant Energy, Incorporated, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, among others, and the $1,800,000,000 Senior B Credit Agreement, dated as of July 13, 2001, as amended, among FinanceCo, Reliant Energy, Incorporated and JPMorgan Chase Bank, as administrative agent, among others, on the Closing Date and thereafter until the date on which all obligations under this Credit Agreement have been indefeasibly paid in full, FinanceCo (a) shall be a joint and several obligor with the Borrower in respect of all such obligations and (b) hereby unconditionally and irrevocably guarantees the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of all such obligations.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or Administrative Agents thereunto duly authorized, as of the date first above written.

                                         CENTERPOINT ENERGY, INC.


                                         By: /s/ Marc Kilbride
                                             ----------------------------------
                                         Name:   Marc Kilbride
                                         Title:  Vice President and Treasurer


                                         HOUSTON INDUSTRIES
                                         FINANCECO LP
                                         By:      HOUSTON INDUSTRIES
                                                  FINANCECO GP, LLC,
                                                  its General Partner


                                         By: /s/ Marc Kilbride
                                             ----------------------------------
                                         Name:   Marc Kilbride
                                         Title:  Treasurer

                                         JPMORGAN CHASE BANK,
                                         as Administrative Agent and as a Bank


                                         By: /s/ Robert Traband
                                             ----------------------------------
                                         Name:   Robert Traband
                                         Title:  Vice President


                                         CITIBANK, N.A.,
                                         as Syndication Agent and as a Bank


                                         By: /s/ Jordan Schweon
                                             ----------------------------------
                                         Name:   Jordan Schweon
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         ABN AMRO BANK N.V.



                                         By: /s/ John J. Mack
                                             ----------------------------------
                                         Name:   John J. Mack
                                         Title:  Senior Vice President


                                         By: /s/ Thomas J. Sterr
                                             ----------------------------------
                                         Name:   Thomas J. Sterr
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         BANK HAPOALIM, B.M.



                                         By: /s/ Marc Bosc
                                             ----------------------------------
                                         Name:   Marc Bosc
                                         Title:  Vice President


                                         By: /s/ Levroy Hackett
                                             ----------------------------------
                                         Name:   Levroy Hackett
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement



                                         BANK ONE, N.A.


                                         By: /s/ Madeleine N. Pember
                                             ----------------------------------
                                         Name:   Madeleine N. Pember
                                         Title:  Director

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         BANK OF AMERICA, N.A.


                                         By: /s/ Richard L. Stein
                                             ----------------------------------
                                         Name:   Richard L. Stein
                                         Title:  Principal

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         THE BANK OF NOVA SCOTIA


                                         By: /s/ Denis P. O'Meara
                                             ----------------------------------
                                         Name:   Denis P. O'Meara
                                         Title:  Managing Director

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         THE BANK OF TOKYO-MITSUBISHI, LTD.


                                         By: /s/ D. Barnell
                                             ----------------------------------
                                         Name:   D. Barnell
                                         Title:  Vice President



                                         By: /s/ John M. Mearns
                                             ----------------------------------
                                         Name:   J. Mearns
                                         Title:  Vice President and Manager

                                                                  Signature Page
                                                    CenterPoint Credit Agreement



                                         BARCLAYS BANK PLC


                                         By: /s/ Sydney G. Dennis
                                             ----------------------------------
                                         Name:   Sydney G. Dennis
                                         Title:  Director

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         BAYERISCHE LANDESBANK
                                         GIROZENTRALE


                                         By: /s/ Dietmar Reig
                                             ----------------------------------
                                         Name:   Dietmar Reig
                                         Title:  First Vice President


                                         By: /s/ James H. Boyle
                                             ----------------------------------
                                         Name:   James H. Boyle
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         COBANK ACB


                                         By:    /s/ Cathleen Reed
                                             ----------------------------------
                                         Name:  Cathleen D. Reed
                                         Title: Assistant Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         COMMERZBANK AG
                                         New York and Grand Cayman Branches


                                         By:    /s/ Harry P. Yergey
                                             ----------------------------------
                                         Name:  Harry P. Yergey
                                         Title: Senior Vice President


                                         By:    /s/ S R Viswanathan
                                             ----------------------------------
                                         Name:  Subash R. Viswanathan
                                         Title: Senior Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         CREDIT LYONNAIS NEW YORK BRANCH


                                         By:    /s/ B. Weymuller
                                             ----------------------------------
                                         Name:  Bernard Weymuller
                                         Title: Senior Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         CREDIT SUISSE FIRST BOSTON


                                         By:    /s/ James P. Moran
                                             ----------------------------------
                                         Name:  James P. Moran
                                         Title: Director


                                         By:    /s/ I. W. Nalitt
                                             ----------------------------------
                                         Name:  Ian W. Nalitt
                                         Title: Associate

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                         CAYMAN ISLANDS BRANCH


                                         By:    /s/ Michael E. Keating
                                             ----------------------------------
                                         Name:  Michael E. Keating
                                         Title: Managing Director


                                         By:    /s/ Hans C. Narberhaus
                                             ----------------------------------
                                         Name:  Hans C. Narberhaus
                                         Title: Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         ERSTE BANK


                                         By: /s/ Bryan J. Lynch
                                             ----------------------------------
                                         Name:   Bryan J. Lynch
                                         Title:  First Vice President


                                         By: /s/ Patrick W. Illegible
                                             ----------------------------------
                                         Name:   Patrick W. Illegible
                                         Title:  Vice President
                                                 Erste Bank New York Branch

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         KBC BANK N.V.


                                         By: /s/ Robert Snauffer
                                             ----------------------------------
                                         Name:   Robert Snauffer
                                         Title:  First Vice President


                                         By: /s/ Eric Raskin
                                             ----------------------------------
                                         Name:   Eric Raskin
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         MELLON BANK, N.A.


                                         By: /s/ Roger E. Howard
                                             ----------------------------------
                                         Name:   Roger E. Howard
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         MIZUHO CORPORATE BANK, LTD.



                                         By: /s/ Noel P. Purcell
                                             ----------------------------------
                                         Name:   Noel P. Purcell
                                         Title:  Senior Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         THE NORTHERN TRUST COMPANY


                                         By: /s/ Joseph A. Wemhoff
                                             ----------------------------------
                                         Name:   Joseph A. Wemhoff
                                         Title:  Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         ROYAL BANK OF CANADA


                                         By:  /s/ David A. McCluskey
                                             ----------------------------------
                                         Name:    David A. McCluskey
                                         Title:   Manager

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         SUMITOMO MITSUI BANKING
                                         CORPORATION


                                         By: /s/ David A. Buck
                                             ----------------------------------
                                         Name:   David A. Buck
                                         Title:  Senior Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         TORONTO DOMINION (TEXAS) INC.


                                         By:  /s/ Mark A. Baird
                                             ----------------------------------
                                         Name     Mark A. Baird
                                         Title:   Vice President

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         UBS AG, STAMFORD BRANCH


                                         By: /s/ David J. Kalal
                                             ----------------------------------
                                         Name:   David J. Kalal
                                         Title:  Executive Director
                                                 Recovery Management



                                         By: /s/ Wilfred Saint
                                             ----------------------------------
                                         Name:   Wilfred Saint
                                         Title:  Associate Director
                                                 Banking Products Services U.S.

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         UFJ BANK LIMITED


                                         By: /s/ Laurance J. Bressler
                                             ----------------------------------
                                         Name:   Laurance J. Bressler
                                         Title:  Senior Vice President and
                                                 Group Co-Head

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         WACHOVIA BANK, NATIONAL ASSOCIATION



                                         By: /s/ Rotcher Watkins
                                             ----------------------------------
                                         Name:   Rotcher Watkins
                                         Title:

                                                                  Signature Page
                                                    CenterPoint Credit Agreement


                                         WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, New York Branch


                                         By: /s/ Duncan M. Robertson
                                             ----------------------------------
                                         Name:   Duncan M. Robertson
                                         Title:  Director


                                         By: /s/ Balvatore Battinelli
                                             ----------------------------------
                                         Name:   Balvatore Battinelli
                                         Title:  Managing Director
                                                 Credit Department